                                                                     EXHIBIT 2.1

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                            SHARE EXCHANGE AGREEMENT

                                  BY AND AMONG

                                    8X8, INC.

                                   UFORCE INC.

                           AND ALL OF THE SHAREHOLDERS

                                    OF UFORCE

                                  AND INDIRECT

                             OWNERS OF UFORCE SHARES

                            DATED AS OF MAY __, 2000





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

                                TABLE OF CONTENTS

                                                                                               PAGE
                                                                                               ----
ARTICLE I THE ACQUISITION........................................................................4

        1.1    Closing; Closing Date.............................................................4
        1.2    Implementation Steps by the Shareholders and the Company..........................4
        1.3    Implementation Steps by the Parent Companies......................................7
        1.4    Covenants on Closing..............................................................7
        1.5    Adjustments to Exchange Ratio....................................................10
        1.6    Indemnification Shares...........................................................10
        1.7    Tax and Accounting Treatment.....................................................10

ARTICLE II REPRESENTATIONS AND WARRANTIES REGARDING THE COMPANY AND EXCHANGECO..................10

        2.1    Organization of the Company and Exchangeco.......................................11
        2.2    Company Share Capital............................................................11
        2.3    Subsidiaries.....................................................................12
        2.4    Authority........................................................................12
        2.5    Company Financial Statements.....................................................13
        2.6    No Undisclosed Liabilities.......................................................13
        2.7    No Changes.......................................................................13
        2.8    Tax and Other Returns and Reports................................................15
        2.9    Restrictions on Business Activities..............................................18
        2.10   Title to Properties; Absence of Liens............................................18
        2.11   Intellectual Property............................................................19
        2.12   Agreements, Contracts and Commitments............................................23
        2.13   Interested Party Transactions....................................................24
        2.14   Compliance with Laws.............................................................25
        2.15   Litigation.......................................................................25
        2.16   Insurance........................................................................25
        2.17   Minute Books.....................................................................25
        2.18   Environmental Matters............................................................25
        2.19   Brokers' and Finders' Fees; Third Party Expenses.................................27
        2.20   Employee Matters and Benefit Arrangements........................................27
        2.21   Employees........................................................................30
        2.22   Governmental Authorizations and Licenses.........................................30
        2.23   Competition Act..................................................................30
        2.24   Employee Accruals................................................................31
        2.25   Major Customers..................................................................31
        2.26   Product Warranties...............................................................31

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

                                TABLE OF CONTENTS
                                  (CONTINUED)

                                                                                               PAGE
                                                                                               ----
        2.27   Representations of Shareholders..................................................31
        2.28   Hart-Scott-Rodino Classification.................................................34
        2.29   Full Disclosure..................................................................34

ARTICLE III REPRESENTATIONS AND WARRANTIES OF PARENT COMPANIES..................................34

        3.1    Organization.....................................................................34
        3.2    Authority........................................................................34
        3.3    Capital Structure................................................................35
        3.4    SEC Documents; Parent Financial Statements.......................................36
        3.5    No Material Adverse Change.......................................................36
        3.6    Acquisition Subsidiaries.........................................................36
        3.7    Eligibility to Use Forms S-3 and S-8.............................................37
        3.8    Legal Proceedings................................................................37
        3.9    Intellectual Property............................................................37
        3.10   Full Disclosure..................................................................37
        3.11   Compliance With Laws.............................................................37

ARTICLE IV CONDUCT PRIOR TO THE CLOSING.........................................................37

        4.1    Conduct of Business of the Company and Exchangeco................................38
        4.2    Conduct of the Parent Companies..................................................40
        4.3    Shareholder Conduct..............................................................40
        4.4    No Solicitation..................................................................41

ARTICLE V ADDITIONAL AGREEMENTS.................................................................42

        5.1    Sale and Registration of Shares; Shareholder Matters.............................42
        5.2    Confidentiality..................................................................42
        5.3    Expenses.........................................................................42
        5.4    Commercially Reasonable Efforts..................................................42
        5.5    Agreement to Vote Shares.........................................................43
        5.6    Notification of Certain Matters..................................................43
        5.7    Transition.......................................................................43
        5.8    Access to Information............................................................43
        5.9    Termination of Shareholders' Agreements..........................................44
        5.10   Form S-8.........................................................................44
        5.11   Line of Credit...................................................................44
        5.12   Exchangeco Commitment to Quebec Operations and Related Lock Up...................44

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
                                TABLE OF CONTENTS
                                  (CONTINUED)

                                                                                               PAGE
                                                                                               ----
ARTICLE VI CONDITIONS TO THE PURCHASE...........................................................45

        6.1    Conditions to Obligations of Each Party to Effect the Purchase...................46
        6.2    Additional Conditions to Obligations of the Company and the Shareholders.........46
        6.3    Additional Conditions to the Obligations of Parent Companies.....................47

ARTICLE VII INDEMNIFICATION; ESCROW.............................................................48

        7.1    Survival of Representations, Warranties and Agreements...........................48
        7.2    Indemnification..................................................................48
        7.3    Indemnification Threshold and Limitations........................................49
        7.4    Escrow Arrangements..............................................................50
        7.5    Shareholders' Representative.....................................................50

ARTICLE VIII GUARANTEE OF PERFORMANCE BY HOLDING COMPANIES AND OTHER ASSET PROTECTION
        VEHICLES................................................................................52

        8.1    Affirmation of Representations and Warranties....................................52
        8.2    Further Assurances...............................................................52

ARTICLE IX TERMINATION, AMENDMENT AND WAIVER....................................................52

        9.1    Termination......................................................................52
        9.2    Effect of Termination............................................................54
        9.3    Amendment........................................................................54
        9.4    Extension; Waiver................................................................54

ARTICLE X GENERAL PROVISIONS....................................................................54

        10.1   Notices..........................................................................54
        10.2   Interpretation...................................................................56
        10.3   Counterparts.....................................................................56
        10.4   Entire Agreement; Assignment.....................................................56
        10.5   Severability.....................................................................56
        10.6   Other Remedies...................................................................57
        10.7   Governing Law....................................................................57
        10.8   Arbitration......................................................................57
        10.9   Rules of Construction............................................................58
        10.10  Specific Performance.............................................................58
        10.11  English Language Only............................................................59
        10.12  Certain Defined Terms............................................................59

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

                                     INDEX OF EXHIBITS

         Description                                                            Exhibit
         -----------                                                            -------
         Classification of Shareholders                                            A
         Form of Exchangeable Share Provisions                                     B
         Form of Voting, Exchange and Support Agreement                            C
         Form of Parent Multiple Voting Share                                      D
         Form of Escrow Agreement                                                  E
         Managers to Sign Employment and Noncompetition Agreements                 F
         Form of Employment Agreement                                              G
         Form of Noncompetition Agreement                                          H
         Form of Stock Restriction Agreement                                       I
         Form of Registration Rights Agreement                                     J
         Form of Credit Agreement                                                  K
         Form of Opinion of Wilson Sonsini Goodrich & Rosati                       L
         Form of Opinion of Lafleur Brown                                          M
         Form of  Logibro Termination Agreement                                    N


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


                                         INDEX OF SCHEDULES

          Description                                                             Schedule
          -----------                                                             --------
          Company Issued and Outstanding Shares                                   2.2(a)
          Share Commitments                                                       2.2(b)
          Required Company Consents and Waivers                                   2.4
          Company Financial Statements                                            2.5
          Certain Company Liabilities                                             2.6
          Changes                                                                 2.7
          Company Tax Returns, Audits                                             2.8
          Tax Sharing and Allocation Agreements                                   2.8(b)(xiv)
          Circumstances Subject to Application of Sections 79-80.04 of the
          Income Tax Act (Canada)                                                 2.8(b)(xvi)
          Elections Pursuant to Section 83 or 85 of the Income Tax Act
          (Canada) or Quebec Taxation Act                                         2.8(b)(xvii)
          Restrictions on Business Activities                                     2.9
          Leased Real or Immovable Property                                       2.10(a)
          Liens                                                                   2.10(b)
          Registered Intellectual Property                                        2.11(b)
          Third Party Licensed Trademarks                                         2.11(c)
          Transferred Ownership of Intellectual Property                          2.11(e)(i)
          Standard License Agreements                                             2.11(e)(ii)
          IP Contracts, Licenses and Agreements with Individuals                  2.11(g)
          Software Program Contracts, Licenses and Agreements                     2.11(h)
          Actions with Respect to IP that Must be Taken Within 60 Days of
          Closing                                                                 2.11(j)
          Employees, Consultants and Contractors not Executing
          Confidentiality Agreements                                              2.11(m)(i)
          Proprietary Information, Confidentiality and Assignment Agreements      2.11(m)(ii)
          Year 2000 Compliance                                                    2.11(p)
          Royalties and Compensation Payable for use of IP                        2.11(q)
          Binding IP Agreements, Contracts and Commitments                        2.12(a)
          Breaches, Violations and Defaults                                       2.12(b)
          Interested Party Transactions                                           2.13
          Litigation                                                              2.15
          Insurance Policies                                                      2.16
          Brokers' and Finders' Fees Agreements                                   2.19
          Employee Benefit Plans                                                  2.20(a)
          Post-employment Obligations                                             2.20(b)
          Labor Disputes and Litigation                                           2.20(e)
          Documents not Provided to Parent in respect of Canadian Benefit         2.20(f)(1)
          Arrangements

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

                                   INDEX OF SCHEDULES (CONT.)


          Description                                                             Schedule
          -----------                                                             --------
          Amendments to Canadian Benefit Arrangements                             2.20(f)(ii)
          CSST Assessments                                                        2.20(g)
          Major Customers                                                         2.25
          Consents and Waivers                                                    3.2
          Options, Warrants and Convertible Securities                            3.3
          Legal Proceedings                                                       3.8
          Intellectual Property                                                   3.9
          Fees Assumed by Parent Companies                                        5.3
          Officers and Directors to Tender Resignations                           6.3(i)

                            SHARE EXCHANGE AGREEMENT

        This Share Exchange Agreement (this "AGREEMENT") is made and entered into as of May __, 2000, by and among 8x8, Inc., a Delaware corporation doing business as Netergy Networks ("PARENT"), UForce Inc., a corporation existing under the federal laws of Canada (the "Company"), the individuals or entities identified as "Management Shareholders" on Exhibit A (collectively the "MANAGEMENT SHAREHOLDERS"), the individuals or entities identified as "Employee Shareholders" on Exhibit A (collectively, the "EMPLOYEE SHAREHOLDERS"), and the party identified as the "Non-Employee Shareholder" on Exhibit A (the "NON-EMPLOYEE SHAREHOLDER" and together with the Management Shareholders and the Employee Shareholders, the "SHAREHOLDERS"). The persons identified as "Indirect Owners" on Exhibit A (the "INDIRECT OWNERS"), are parties to this Agreement to ensure the performance of certain of the obligations of the Shareholders under this Agreement.


                                    RECITALS

        A. The Boards of Directors of each of the Company and the Parent believe it is in the best interests of each company and their respective stockholders that the Parent acquire the Company (the "ACQUISITION"), the whole in accordance with, and subject to the terms and conditions of, this Agreement, and in furtherance thereof, have approved the Acquisition.

        B. In anticipation of the execution of this Agreement, the shareholdings of the Company have been reorganized.

        C. Contemporaneously with the execution of this Agreement, Parent and Logibro Inc. ("LOGIBRO") are entering into an agreement in the form attached as Exhibit N (the "LOGIBRO TERMINATION AGREEMENT"), among other things, providing for the cancellation on the Closing Date (as defined below) of an agreement between Logibro and the Company in exchange for the delivery of Parent Common Stock to Logibro as set forth in the Logibro Termination Agreement.

        D. In furtherance of the Acquisition, among other things, and subject to the terms and conditions of this Agreement, the following will occur prior to the date that the Acquisition will be consummated (the "CLOSING DATE"):

               (i) The Company will be continued (the "CONTINUANCE") from the Canada Business Corporations Act (Canada) to the Companies Act (Nova Scotia) (the "COMPANIES ACT");

               (ii) The Company will form a wholly-owned unlimited liability company under the Companies Act ("UFORCE ULC SUB");

               (iii) Parent will incorporate Netergy Networks Canada Holding Company, a Delaware corporation and wholly-owned subsidiary of Parent ("PARENT SUB"), UForce Holding Company, a Delaware corporation and wholly-owned subsidiary of Parent Sub ("HOLDING") and, as a wholly-owned subsidiary of Holding, an unlimited liability company under the Companies Act to be given a numbered name under the Companies Act ("HOLDING ULC" and, together with Parent, Parent Sub and Holding, the "PARENT COMPANIES");

               (iv) Calsub will form a wholly-owned company limited by shares under the Companies Act ("EMPLOYEE HOLDCO") with an authorized capital of a limited number of common shares (of which, one (1) will be issued to Calsub for one dollar US (US$1.00)) and a limited number of non-voting exchangeable shares ("EMPLOYEE HOLDCO EXCHANGEABLE SHARES") having the rights, privileges, restrictions and conditions substantially as set forth in substantially the form attached as Exhibit B (the "EXCHANGEABLE SHARE PROVISIONS");

               (v) Each of Michael Cook, John Hennessy, Jean-Luc Parenteau, Jean-Charles Phaneuf, Alain Provencher, Danny Deschenes, Alexandre Garneau, Farid Lahdiri, Majed Haj Mohamad, Marcel St-Amant, Mario Dorion and Martin Leclerc will transfer his shares in the Company to Employee Holdco in exchange for such number of Employee Holdco Exchangeable Shares as is equal to the number of common shares in the Company held by such Shareholder multiplied by the Exchange Ratio (as defined below), rounded to the next whole share;

        E. Pursuant to the Acquisition, among other things, and subject to the terms and conditions of this Agreement (and, in the case of Logibro, subject to the terms and conditions of the Logibro Termination Agreement) the following will occur at closing ("CLOSING") on the Closing Date in the following order:

               (i) Holding ULC will acquire all of the shares of the Company held by the Non-Employee Shareholder and Logibro in exchange for a number of shares of common stock, par value US$0.001 per share, in the capital of Parent ("PARENT COMMON STOCK") as computed using the Exchange Ratio (as defined below);

               (ii) Holding ULC will deliver shares of Parent Common Stock to Logibro under the terms of the Logibro Termination Agreement.

               (iii) The Company will amalgamate with UForce ULC Sub (the "AMALGAMATION") to form a Nova Scotia unlimited liability company ("EXCHANGECO") such that all of the Company's outstanding assets and liabilities shall become the assets and liabilities of Exchangeco and all outstanding equity interests in the Company will be converted into equity interests in Exchangeco;

               (iv) Pursuant to the Amalgamation, all pre-Amalgamation Class A shares, Class B shares and Class C shares of the Company held by Holding ULC and Employee Holdco will be converted into an equivalent number of fully participating, voting common shares of Exchangeco (the "EXCHANGECO COMMON SHARES") and all of the pre-Amalgamation Class C shares of the Company beneficially held by Calsub, Thilco, CTco A and CTco B will be converted into an equivalent number of preferred shares of Exchangeco (the "EXCHANGECO PREFERRED SHARES");

               (v) Immediately following the Amalgamation, Exchangeco will effect a recapitalization (the "RECAPITALIZATION") pursuant to which the memorandum and articles of association of Exchangeco will be amended to provide that all Exchangeco Preferred Shares will be converted into a number of non-voting exchangeable shares of Exchangeco in accordance with the Exchangeable Share Provisions ("EXCHANGECO EXCHANGEABLE SHARES" and, together with the Employee Holdco Exchangeable Shares, the "EXCHANGEABLE Shares") as is determined by multiplying the number of Exchangeco Preferred Shares by the Exchange Ratio (as defined below), rounded to the nearest whole share;

               (vi) Holding ULC will acquire from Calsub for one dollar US (US$1.00) the one (1) common share held by it in Employee Holdco;

               (vii) Subsequently, a voting, exchange and support agreement will be entered into among Parent, Holding ULC, Exchangeco, Employee Holdco and the holders of Exchangeable Shares (the "VOTING, EXCHANGE AND SUPPORT AGREEMENT") in substantially the form attached as Exhibit C;

               (viii) Parent shall have filed a Certificate of Designation under Delaware law creating a series of Preferred Stock of Parent designated as "Special Voting Stock," par value US$0.001 per share, and authorizing one share of such stock having the rights, privileges, restrictions and conditions substantially as set forth in Exhibit D (the "PARENT MULTIPLE VOTING SHARE") and, at Closing on the Closing Date, Parent will issue to each holder of Exchangeable Shares a fractional interest in the Parent Multiple Voting Share equal to the fraction obtained by dividing the number of Exchangeable Shares held by such holder at such time by the total number of Exchangeable Shares issued and outstanding at such time, and such fractional interest shall entitle the holder thereof to the voting rights as set forth in the Parent Multiple Voting Share;

               (ix) The Company will have taken all such steps as are necessary to ensure that all holders of existing outstanding options ("COMPANY OPTIONS") for the purchase of Company common shares (the "OPTION HOLDERS" and together with the Shareholders and Logibro, the "SECURITY HOLDERS") under the "UForce Inc. Stock Option Plan - Regime d'options d'achat d'actions" (the "UFORCE STOCK OPTION PLAN") will have consented to the conversion of such Company Options into options for the purchase of Parent Common Stock, and each of Parent and the Company will take all necessary regulatory, contractual and other steps to ensure that each such outstanding Company Option is converted into an option for the purchase of Parent Common Stock at the same exercise price, on the same vesting dates and for a number of shares of Parent Common Stock equal to the number of Company common shares otherwise issuable under the UForce Stock Option Plan multiplied by the Exchange Ratio (as defined below), either by direct assumption by Parent of the UForce Stock Option Plan, with any necessary amendments to reflect such assumption, or by substitution of the UForce Stock Option Plan with a substantially equivalent new stock option plan of Parent;

               (x) In the event of any disallowance of stock option grants made by the Company ("DISALLOWED OPTIONS"), Parent shall issue in replacement of the Disallowed Options new options (the "REPLACEMENT OPTIONS") for a number of shares of Parent Common Stock equal to the number of Company shares that would have been issuable under the Disallowed Options multiplied by the Exchange Ratio (as defined below). The Replacement Options, if any, shall have the same vesting schedule as the Disallowed Options and shall have an exercise price equal to the closing price of Parent Common Stock on the Nasdaq National Market on the trading day preceding the Closing Date (the "CLOSING PRICE").

        F. A portion of the Exchangeable Shares issued in connection with the Acquisition will be placed in escrow pursuant to an escrow agreement (the "ESCROW AGREEMENT") in substantially the form attached as Exhibit E, the release of which will be contingent upon certain events and conditions.

        G. As a condition to the Closing and an inducement to the Parent to enter into this Agreement, (1) the persons identified on Exhibit F (the "MANAGERS") shall enter into employment and stock restriction agreements in substantially the form attached hereto as Exhibit G, (the "EMPLOYMENT AGREEMENTS") and noncompetition agreements in substantially the form attached hereto as Exhibit H (the "NONCOMPETITION AGREEMENTS") and (2) Dorion and Leclerc shall each enter into a stock restriction agreement in substantially the form attached hereto as Exhibit I, (the "STOCK RESTRICTION AGREEMENTS").

        H. As a condition to the Closing and an inducement to the Shareholders to enter into this Agreement, Parent shall provide the parties receiving Parent Common Stock and Exchangeable Shares in the Acquisition certain rights with respect to the registration of resale of Parent Common Stock issued or issuable as a result of the Acquisition on the terms as set forth in a registration rights agreement (the "REGISTRATION RIGHTS AGREEMENT") in substantially the form attached hereto as Exhibit J.

        NOW, THEREFORE, in consideration of the covenants, promises and representations set forth herein, and for other good and valuable consideration, intending to be legally bound hereby the parties agree as follows:


                                    ARTICLE I
                                 THE ACQUISITION

        1.1 CLOSING; CLOSING DATE. Unless this Agreement is terminated earlier pursuant to Article IX, the Closing shall take place as promptly as practicable, but no later than five (5) Business Days following satisfaction or waiver of the conditions set forth in Article VI, at the offices of Stikeman Elliott, 1155 Rene-Levesque Blvd. West, Suite 4000, Montreal, Quebec, unless another place or time is agreed to in writing by Parent, by Jean-Luc Calonne on behalf of the Management Shareholders and Employee Shareholders, and by the Non-Employee Shareholder.

        1.2 IMPLEMENTATION STEPS BY THE SHAREHOLDERS AND THE COMPANY. The Management and Employee Shareholders, the Indirect Owners and the Company covenant in favor of the Parent Companies that:

               (a) The Company will adopt or cause to be adopted all directors' and shareholders' resolutions that are necessary to approve the Continuance, the incorporations of UForce ULC Sub and Employee Holdco, the Amalgamation and the Recapitalization including, without limitation, the adoption of an Amalgamation Agreement with UForce ULC Sub in a form agreed to by the parties acting reasonably to give effect to the Amalgamation (the "AMALGAMATION AGREEMENT" and together with the Employment Agreements, Stock Restriction Agreements, Noncompetition Agreements, Escrow Agreement, Registration Rights Agreement, and Voting, Exchange and Support Agreement, the "RELATED AGREEMENTS").

               (b) The Company will cause any information required to complete the transactions contemplated hereby to be sent to the directors and shareholders of the Company so that such Persons can approve the Continuance, the Amalgamation, the Amalgamation Agreement, the Recapitalization and all other transactions contemplated by this Agreement.

               (c) As soon as practicable following execution of this Agreement, but before Closing on the Closing Date:

                      (i) The Company will immediately seek the consent of the Option Holders to the conversion of all outstanding Company Options issued under the UForce Stock Option Plan into options for the purchase of Parent Common Stock in the manner specified in the recitals to this Agreement.

                      (ii) The Company will apply for a certificate of continuance (the "CERTIFICATE OF CONTINUANCE") continuing the Company to the Companies Act and obtain such Certificate of Continuance from the Nova Scotia Registrar of Joint Stock Companies (the "REGISTRAR").

                      (iii) The Company will form UForce ULC Sub.

                      (iv) Calsub will form Employee Holdco and will subscribe for one (1) common share thereof for one dollar US (US$1.00).

                      (v) Each of Michael Cook, John Hennessy, Jean-Marc Parenteau, Jean-Charles Phaneuf, Alain Provencher, Danny Deschenes, Alexandre Garneau, Farid Lahdiri, Majed Haj Mohamad, Marcel St-Amant, Mario Dorion and Martin Leclerc will transfer his shares in the Company to Employee Holdco in exchange for such number of Employee Holdco Exchangeable Shares as is equal to the number of Class B shares or Class C shares in the Company held by such Shareholder multiplied by the Exchange Ratio (as defined below), the whole as further specified below:


                                           NUMBER OF CLASS B SHARES OR
                                                 CLASS C SHARES            NUMBER OF EMPLOYEE
                                           OF THE COMPANY TRANSFERRED     HOLDCO EXCHANGEABLE
               SHAREHOLDER                     TO EMPLOYEE HOLDCO            SHARES ISSUED
-----------------------------------------  ----------------------------   ---------------------
Michael Cook .........................               547,991                    101,690

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


                                           NUMBER OF CLASS B SHARES OR
                                                 CLASS C SHARES            NUMBER OF EMPLOYEE
                                           OF THE COMPANY TRANSFERRED     HOLDCO EXCHANGEABLE
               SHAREHOLDER                     TO EMPLOYEE HOLDCO            SHARES ISSUED
-----------------------------------------  ----------------------------   ---------------------
John Hennessy ........................               547,991                    101,690

Jean-Marc Parenteau ..................               547,991                    101,690

Jean-Charles Phaneuf .................               547,991                    101,690

Alain Provencher .....................               182,664                     33,897

Danny Deschenes ......................                28,842                      5,352

Alexandre Garneau ....................                28,842                      5,352

Farid Lahdiri ........................                14,421                      2,676

Majed Haj Mohamad ....................                 9,614                      1,784

Marcel St-Amant ......................                 9,614                      1,784

Mario Dorion .........................               121,725                     22,588

Martin Leclerc .......................               121,725                     22,588

The total number of shares of Holdco Exchangeable Shares issued to the Shareholders shall be referred to in this Agreement as the "TOTAL EMPLOYEE SHARES."

               (d) Each of the Indirect Owners that holds Company Options hereby agrees to convert their Company Options into options for the purchase of Parent Common Stock in the manner contemplated in this Agreement. In the event that within seven (7) days of the date hereof less than all of the holders of Company Options consent to convert their Company Options into options for the purchase of Parent Common Stock in the manner contemplated in this Agreement, the Company shall take all reasonable measures to ensure that any remaining unconverted Company Options are either converted, terminated or subject to purchase by the Parent Companies in the Acquisition on substantially the same terms and conditions as are applicable to Logibro. The parties hereto acknowledge that Parent's obligations under this Agreement to purchase the Company are conditional upon there being no holders of securities of Exchangeco on the completion of the transactions contemplated at Closing, including the holders of shares, options, warrants, debentures or otherwise, other than Holding ULC, the holders of Exchangeco Exchangeable Shares and Employee Holdco as specifically contemplated in this Agreement.

        1.3 IMPLEMENTATION STEPS BY THE PARENT COMPANIES. Parent covenants in favor of the Shareholders that:

               (a) It will adopt and will cause the Parent Companies to adopt all resolutions of their respective directors and, to the extent required, shareholders necessary to approve this Agreement and the Related Agreements and all other transactions or agreements contemplated hereby and thereby.

               (b) As soon as practicable following execution of this Agreement but before Closing on the Closing Date:

                      (i) Parent will form or cause to be formed each of Parent Sub, Holding and Holding ULC.

                      (ii) Parent will cause a Certificate of Designation to be filed with the appropriate corporate authority in Delaware to create the Parent Multiple Voting Share.

                      (iii) Parent will take all such regulatory and corporate steps required in order to be in a position to assume at Closing the Company Options issued under the UForce Stock Option Plan in the manner specified in the recitals to this Agreement.

        1.4 COVENANTS ON CLOSING. Subject to the satisfaction or waiver of the conditions to Closing in favor of such party contemplated by Sections 6.1 through 6.3, at Closing each party shall take the following actions ascribed to it in the following order:

               (a) Logibro Subscription. Holding ULC will deliver shares of Parent Common Stock to Logibro on the terms as set forth in the Logibro Exchange Agreement.

               (b) Payments to Non-Employee Shareholder. The Non-Employee Shareholder shall sell to Holding ULC, and Parent shall cause Holding ULC to purchase from the Non-Employee Shareholder all of the outstanding Class A shares of the Company held by the Non-Employee Shareholder in consideration of the delivery by Holding ULC of a number of shares of Parent Common Stock that is equal to the number of outstanding Class A shares of the Company held by the Non-Employee Shareholder multiplied by 0.18556964 (the "EXCHANGE RATIO"), with the result rounded to the nearest whole share, the whole as further specified below:


                                            NUMBER OF CLASS A SHARES
                                             OF THE COMPANY SOLD TO     NUMBER OF PARENT COMMON
              SHAREHOLDER                         HOLDING ULC                 STOCK ISSUED
-----------------------------------------  ---------------------------- -----------------------
SGF...................................             7,600,000                  1,410,329


The total number of shares of Parent Common Stock issued to the Non-Employee Shareholder shall be referred to in this Agreement as the "TOTAL NON-EMPLOYEE SHARES."

               (c) Amalgamation. Parent shall cause Holding ULC to, Calsub shall cause Employee Holdco to, and each of Calsub, Thilco, CTco A, and CTco B shall adopt all required shareholders' resolutions to cause the Company to, and the Company shall immediately do all such things and provide all such documents necessary to, approve the Amalgamation, the Amalgamation Agreement and apply to the appropriate Nova Scotia court under the Companies Act (the "COURT") for an order approving the Amalgamation ("APPROVAL ORDER") and, upon receipt thereof, the Company will file with the Registrar the Amalgamation Agreement and the Approval Order, together with proof of compliance with any terms and conditions that may have been imposed by the Court in the Approval Order. Pursuant to the Amalgamation, all of the Class A shares, Class B shares and Class C shares of the Company held by Holding ULC and Employee Holdco prior to the Amalgamation will be converted into an equivalent number of Exchangeco Common Shares and all of the Class C shares of the Company held by Calsub, Thilco, CTco A, and CTco B will be converted into an equivalent number of Exchangeco Preferred Shares.

               (d) Recapitalization. Parent shall cause Holding ULC to, and each of Calsub, Thilco, CTco A, and CTco B shall adopt (and Calsub shall cause Employee Holdco to adopt) all required shareholders' resolutions to cause Exchangeco to, and Exchangeco shall immediately do all such things and provide all such documents necessary to, approve and effect the Recapitalization such that the memorandum and articles of association of Exchangeco are amended to provide that all Exchangeco Preferred Shares will be converted into a number of Exchangeco Exchangeable Shares as is determined by multiplying the number of Exchangeco Preferred Shares by the Exchange Ratio, with the result rounded to the nearest whole share, the whole as further specified below:


                       PERSON                    NUMBER AND CLASS OF SHARES OF EXCHANGECO
         ---------------------------------    ----------------------------------------------
         Holdco ULC ......................       7,600,000 Common Shares

         Employee Holdco .................       2,709,411 Common Shares

         Calsub ..........................       1,148,056 Exchangeco Exchangeable Shares

         Thilco ..........................       373,135 Exchangeco Exchangeable Shares

         CTco A...........................       65,251 Exchangeco Exchangeable Shares

         CTco B...........................       18,557 Exchangeco Exchangeable Shares

The total number of shares of Exchangeco Exchangeable Shares issued in connection with the Recapitalization shall be referred to in this Agreement as the "TOTAL MANAGEMENT SHARES."

               (e) Transfer of Common Share of Employee Holdco. Calsub shall sell to Holding ULC, and Parent shall cause Holding ULC to purchase from Calsub, the one (1) outstanding common share of Employee Holdco for a purchase price of one dollar US (US$1.00).

               (f) Parent Multiple Voting Share. Parent shall issue to each holder of Exchangeable Shares a fractional interest in the Parent Multiple Voting Share for an nominal sum of one dollar US (US$1.00) payable by each such holder.

               (g) Assumed Options. Parent shall assume each outstanding unexercised Company Option such that each such outstanding Company Option is converted into an option for the purchase of Parent Common Stock at the same exercise price, on the same vesting dates and for a number of shares of Parent Common Stock equal to the number of Company shares otherwise issuable under the UForce Stock Option Plan multiplied by the Exchange Ratio (rounded to the nearest whole share), either by direct assumption by Parent of the UForce Stock Option Plan, with any necessary amendments to reflect such assumption, or by substitution of the UForce Stock Option Plan with a substantially equivalent new stock option plan of Parent. As soon as practicable after the Closing Date, Parent shall deliver to such Option Holders appropriate notice or substitution agreements setting forth such Option Holders' rights pursuant hereto. The total number of shares of Parent Common Stock issuable to holders of Options is referred to hereinafter as the "TOTAL OPTION SHARES."

               (h) Replacement Options. In the event that there are any Disallowed Options, Parent shall issue to each holder of Disallowed Options a Replacement Option for a number of shares of Parent Common Stock equal to the number of Company shares that would have been issuable under the Disallowed Option multiplied by the Exchange Ratio. The Replacement Options, if any, shall have the same vesting schedule as the Disallowed Options and shall have an exercise price equal to the Closing Price.

               (i) Related Agreements. The following agreements shall then be entered into by the following parties hereto:

                      (i) Voting, Exchange and Support Agreement among Parent, Holding ULC, Exchangeco, Employee Holdco and the holders of Exchangeable Shares, the rights under which agreement to be granted to the holders of Exchangeable Shares for one Canadian dollar (Cdn$1.00) and other valuable consideration payable to such holders;

                      (ii) Registration Rights Agreement among Parent, Logibro and each Shareholder;

                      (iii) Employment Agreements among the Company, Parent, each Manager and the related Shareholder of each Manager;

                      (iv) Noncompetition Agreements between Parent and the Managers;

                      (v) Stock Restriction Agreements between the Company, Parent, and Dorion and Leclerc; and

                      (vi) Escrow Agreement between Parent and the Management Shareholder.

        1.5 ADJUSTMENTS TO EXCHANGE RATIO. If on or after the date of this Agreement, but on or prior to Closing, Parent recapitalizes through a stock split, reverse stock split, or reorganizes, reclassifies or otherwise changes its outstanding shares into the same or a different number of shares of other classes, or declares a dividend on its outstanding shares payable in shares or securities convertible into shares, the Exchange Ratio will be immediately adjusted by Parent appropriately so as to maintain the proportionate interests of the Security Holders.

        1.6 INDEMNIFICATION SHARES. The Parent Companies shall be entitled to withhold ten percent (10%) of the Exchangeable Shares (or Parent Common Stock issuable under the Exchangeable Share Provisions or the Voting, Exchange and Support Agreement) issued to the Management Shareholders (the "INDEMNIFICATION SHARES") and such shares shall be delivered and held on the terms and conditions contained in the Escrow Agreement to partially secure the indemnification obligations of the Management Shareholders as set forth in Article VII. The Indemnification Shares shall be taken from the portion of Exchangeable Shares (or Parent Common Stock issuable under the Exchangeable Share Provisions or the Voting, Exchange and Support Agreement) that are considered Unvested Shares under the terms of the Employment Agreements and Stock Restriction Agreements and shall be the last shares to vest under such agreements.

        1.7 TAX AND ACCOUNTING TREATMENT. The business combination to be effected by the Acquisition is intended to be treated as a purchase for accounting purposes. The parties intend that the Acquisition shall (i) constitute a taxable exchange for United States federal income tax purposes (not qualifying under Section 368 or 351 of the United States Internal Revenue Code of 1986, as amended) to Shareholders who are subject to taxation in the United States, and (ii) a tax deferred transfer in accordance with the provisions of
Section 85 of the Income Tax Act (Canada), in the case of Michael Cook, John Hennessy, Jean-Marc Parenteau, Jean-Charles Phaneuf, Alain Provencher, Danny Deschenes, Alexandre Garneau, Farid Lahdiri, Majed Haj Mohamad, Marcel St-Amant, Mario Dorion and Martin Leclerc and a tax-deferred reorganization in accordance with the provisions of Section 86 of the Income Tax Act (Canada), in the case of Calsub, Thilco, CTco A and CTco B.


                                   ARTICLE II

       REPRESENTATIONS AND WARRANTIES REGARDING THE COMPANY AND EXCHANGECO

        Except as disclosed in a document dated as of the date hereof referring specifically to the representations, warranties or covenants in this Agreement that reasonably identifies the basis for an exception to a representation, warranty or covenant in this Agreement and that is delivered by the Company to Parent prior to the execution of this Agreement (the "COMPANY SCHEDULES"), the Company and each of the Management Shareholders represents and warrants to the Parent Companies as of the date of this Agreement and as of the Closing as set forth below. Each Shareholder individually represents and warrants to the Parent Companies as of the date of this Agreement and as of the Closing the matters set forth in Section 2.27. The breach of a representation or warranty in Section
2.27 shall only result in liability for the Shareholder breaching such representation or warranty and shall not result in liability for any other non-breaching Shareholder. Unless the context clearly indicates otherwise, all representations and warranties related to the Company shall be deemed to be representations and warranties as to Exchangeco as of the Closing.

        2.1 ORGANIZATION OF THE COMPANY AND EXCHANGECO.

               (a) The Company is a corporation duly incorporated and validly existing under the federal laws of Canada. The Company has the corporate power to own its properties and to carry on its business as now being conducted. The Company is duly qualified to do business and is in good standing as a foreign corporation or extra-provincial corporation in each jurisdiction where it does business and/or owns or leases property. The Company has delivered a true and correct copy of its Articles of Incorporation and Bylaws (or equivalent organizational documents), each as amended to date, to Parent.

               (b) Upon the Amalgamation, Exchangeco (i) will be an unlimited liability company duly amalgamated and validly existing under the laws of Nova Scotia, (ii) will have the corporate power to own its properties and to carry on its business as now being conducted by the Company and (iii) will be duly qualified to do business and be in good standing as a foreign corporation or extra-provincial corporation in each jurisdiction where it does business and/or owns or leases property.

        2.2 COMPANY SHARE CAPITAL.

               (a) The authorized share capital of the Company consists of an unlimited number of Common Shares ("COMMON SHARES") designated into Class A, Class B and Class C. As of the date of this Agreement the issued and outstanding shares of Common Stock will be 7,600,000 Class A, 243,450 Class B, and 11,114,999 Class C. The issued and outstanding shares of the Company will be held of record by the Persons, with the addresses of record and in the amounts, set forth on Schedule 2.2(a). All issued and outstanding Common Shares will be owned by the Shareholders or entities controlled by the Shareholders, or Logibro free and clear of any Liens, other than Liens created by such parties by agreement, through default or otherwise (and to the Company's Knowledge, no such Liens exist), and have been duly authorized and validly issued and are fully paid and non-assessable and not subject to preemptive rights or rights of first refusal created by statute, the Articles of Incorporation or Bylaws of the Company or any agreement to which the Company is a party or by which it is bound or by which the Shareholders or Logibro are party or by which any of them are bound. All such issuances of securities have been made in compliance with applicable securities and other laws. Schedule 2.2(a) sets forth the capitalization of the Company as it will stand immediately prior to the Closing.

               (b) Except as set forth on Schedule 2.2(b) there are no options, warrants, call rights, commitments or agreements of any character, written or oral, to which the Company is a party or by which it is bound, obligating the Company to issue, deliver, sell, repurchase or redeem, or cause to be issued, delivered, sold repurchased or redeemed, any shares of the Company or obligating the Company to grant, extend, accelerate the vesting of, change the price of, otherwise amend or enter into any such option, warrant, call right commitment or agreement. There are no voting trusts, proxies, or other agreements or understandings with respect to the voting shares of the Company. As a result of the Acquisition, Holding ULC and Employee Holdco will be the sole record holders and beneficial owners of all issued and outstanding voting shares of Exchangeco and all rights to acquire or receive any shares of Exchangeco, whether or not such shares are outstanding.

        2.3 SUBSIDIARIES. Except for Services conseils Von Neumann Inc. the Company has not in the past had and does not currently have any subsidiaries or affiliated companies and does not otherwise own any shares or any interest in, or control, directly or indirectly, any other corporation, partnership, association, joint venture or other business entity. Unless the context clearly indicates otherwise, for purposes of this Agreement, all representations as to the Company shall mean the Company and its Subsidiary taken together as a whole.

        2.4 AUTHORITY. The Company has all requisite corporate power and authority to enter into this Agreement and to consummate the transactions contemplated hereby. The execution and delivery of this Agreement and the consummation of the transactions contemplated hereby have been duly authorized by all necessary corporate action on the part of the Company. This Agreement has been duly executed and delivered by the Company and constitutes the valid and binding obligation of the Company, enforceable in accordance with its terms except (i) as limited by applicable bankruptcy, insolvency, reorganization, moratorium and other laws of general application affecting enforcement of creditors' rights generally and (ii) as limited by laws relating to the availability of specific performance, injunctive relief or other equitable remedies. The execution and delivery of this Agreement by the Company does not, and, as of the Closing, the consummation of the transactions contemplated hereby will not, conflict with, or result in any violation of, or default under (with or without notice or lapse of time, or both), or give rise to a right of termination, cancellation or acceleration of any obligation or loss of any benefit under (any such event, a "CONFLICT") (i) any provision of the Articles of Incorporation or Bylaws of the Company or Exchangeco (as amended) or any shareholders agreement or resolution of the Company or Exchangeco's board of directors or (ii) any mortgage, hypothec, indenture, lease, contract or other agreement or instrument, permit, concession, franchise, license, judgment, order, decree, statute, law, ordinance, rule or regulation, or any judgment, decree, order or award of any court, governmental authority or arbitrator having jurisdiction over the Company or Exchangeco applicable to the Company or Exchangeco or their properties or assets, except where such failure or conflict would not have or could not reasonably be expected to have a Material Adverse Effect. Except as set forth on Schedule 2.4 no consent, waiver, approval, order or authorization of, or registration, declaration or filing with, any Governmental Authority or any third party (so as not to trigger any Conflict) is required by or with respect to the Company or Exchangeco in connection with the execution and delivery of this Agreement or the consummation of the transactions contemplated hereby, except for (i) such consents, waivers, approvals, orders, authorizations, registrations, declarations and filings as may be required under applicable provincial, federal and state securities laws, such other consents, waivers, authorizations, filings, approvals and registrations which are set forth on Schedule 2.4; (ii) such other consents, waivers, authorizations, filings, approvals and registrations the absence of which would not have or could not reasonably be expected to have a Material Adverse Effect; and (iii) such other consents, waivers, authorizations, filings, approvals and registrations identified as "Unobtained Consents" on Schedule 2.4 that the parties have agreed shall not be sought in advance of Closing (the "UNOBTAINED CONSENTS").

        2.5 COMPANY FINANCIAL STATEMENTS. Schedule 2.5 sets forth the Company's audited balance sheet as of June 30, 1999, and the related audited statement of earnings, of deficits and of changes in the financial position for the period ended June 30, 1999 (the "FINANCIAL STATEMENTS"). The Financial Statements present fairly in all material respects the financial position and the results of operations of the Company as of June 30, 1999 and during the periods indicated therein in accordance with Canadian GAAP. Schedule 2.5 also sets forth the Company's unaudited statement of net assets (total assets less total liabilities) as of March 31, 2000 (the "NET ASSETS"). The Net Assets of the Company as of March 31, 2000 will not be lower, in all material respects than two million five hundred and eighty-three thousand dollars (Cdn$2,583,000) indicated therein in accordance with Canadian GAAP, except for those liabilities, indebtedness, obligations, expenses, claims, deficiencies, guaranties or endorsements set forth in Schedule 2.6.

        2.6 NO UNDISCLOSED LIABILITIES. Except as set forth in Schedule 2.6, the Company has no liability, indebtedness, obligation, expense, claim, deficiency, guaranty or endorsement of any type, and immediately prior to the Closing Exchangeco will not have any such obligation, which individually or in the aggregate exceeds Cdn$50,000, whether accrued, absolute, contingent, matured, unmatured or other (where required to be reflected in financial statements in accordance with Canadian GAAP), except for those liabilities which are reflected in the Net Assets or those liabilities incurred after March 31, 2000 in the ordinary course of business consistent with past practice.

        2.7 NO CHANGES. Except as set forth in Schedule 2.7, since the date of the Net Assets, there has not been, occurred or arisen any:

               (a) transaction by the Company except in the ordinary course of business as conducted on the date of the Net Assets and consistent with past practices which individually or in the aggregate exceeds Cdn$10,000;

               (b) amendments or changes to the Articles of Incorporation or Bylaws or other constating documents of the Company;

               (c) capital expenditure or commitment by the Company, either individually or in the aggregate, exceeding Cdn$10,000;

               (d) destruction of, damage to or loss of any material assets, business or customer of the Company (whether or not covered by insurance);

               (e) claim of wrongful discharge or dismissal or other unlawful labor practice or action or, to Company's Knowledge, any union, collective bargaining or labor organizing activity;

               (f) change in accounting methods or practices (including any change in depreciation or amortization policies or rates) by the Company, or any disagreement between the Company and its auditors;

               (g) revaluation by the Company of any of its assets which individually or in the aggregate would be material, including without limitation any write down of the value of any inventory or any write off of any accounts or notes receivable or any portion thereof in amounts exceeding Cdn$50,000 in the aggregate;

               (h) declaration, setting aside or payment of a dividend or other distribution with respect to the shares of the Company or any direct or indirect redemption, purchase or other acquisition by the Company of any shares in the share capital of the Company;

               (i) increase in the salary or other compensation payable or to become payable by the Company to any of the Company's officers, directors, employees, consultants or advisors, or the declaration, payment or commitment or obligation of any kind for the payment of a bonus or other additional salary, compensation or change-of-control award to any such Person except as otherwise contemplated by this Agreement;

               (j) sale, lease, license or other disposition of any of the assets or properties of the Company, except in the ordinary course of business as conducted on that date and consistent with past practices;

               (k) amendment or termination of any Contract (as defined in Section 2.12);

               (l) loan by the Company to any Person, incurring by the Company of any indebtedness, guaranteeing by the Company of any indebtedness, issuance or sale of any debt securities of the Company or guaranteeing of any debt securities of others, except for advances to employees for travel and business expenses in the ordinary course of business, consistent with past practices;

               (m) waiver or release of any material right or claim of the Company, including any write-off or other compromise of any account receivable of the Company which has or could be reasonably expected to constitute a Material Adverse Effect;

               (n) notice of any claim of ownership by a third party of any Company Intellectual Property (as defined in Section 2.11 below) or notice of infringement by the Company of any third party's intellectual property rights;

               (o) issuance or sale by the Company of any shares in the share capital of the Company, or securities exchangeable, convertible or exercisable therefor, or of any other of its securities;

               (p) change in pricing or royalties set or charged by the Company to its customers or licensees or in pricing or royalties set or charged by Persons who have licensed Company

Intellectual Property to the Company except in the ordinary course of business as conducted on that date, consistent with past practices;

               (q) payment, discharge or satisfaction of any encumbrance, liability or obligation of the Company (whether absolute, accrued, contingent or otherwise, and whether due or to become due) other than payment of accounts payable, scheduled loan payments and Tax liabilities incurred in the ordinary course of business as conducted on that date, consistent with past practices;

               (r) forward purchase contracts or forward sales commitments, other than in the ordinary course of business as conducted on that date, consistent with past practices;

               (s) event or condition of any character that would have a Material Adverse Effect on the Company; or

               (t) negotiation or agreement by the Company or any officer or employees thereof to do any of the things described in the preceding clauses (a) through (s) (other than negotiations with Parent, the Shareholders, Logibro and their representatives regarding the transactions contemplated by this Agreement and the Logibro Termination Agreement).

        2.8 TAX AND OTHER RETURNS AND REPORTS.

               (a) Definition of Taxes. For the purposes of this Agreement, "TAX" or, collectively, "TAXES," means any and all provincial, federal, state, local, municipal and foreign taxes, assessments and other governmental charges, duties, impositions and liabilities, including Canada Pension Plan ("CPP") and Quebec Pension Plan ("QPP") contributions and employment insurance contributions including taxes based upon or measured by gross receipts, income, profits, capital, sales, goods and services, use and occupation, workers' compensation, value added, ad valorem, transfer, franchise, withholding, payroll, recapture, employment, customs, excise and property taxes, together with all assessments and reassessments, interest, penalties and additions imposed with respect to such amounts and any obligations under any agreements or arrangements with any other Person with respect to such amounts and including any liability for taxes of a predecessor entity.

               (b) Tax Returns and Audits. Except as set forth in Schedule 2.8:

                      (i) The Company as of the Closing will have prepared and filed all required provincial, federal, state, local and foreign returns, schedules, forms, estimates, declarations, information statements and reports or other documents ("RETURNS") required to be filed before the Closing with any Governmental Authority in respect of the determination, assessment, collection or payment of or in connection with the administration, implementation or enforcement of any legal requirement relating to any and all Taxes concerning or attributable to the Company or its operations and such Returns are true and correct and have been completed in accordance with applicable law, the Company having correctly computed all Taxes and prepared and duly and timely filed all Tax Returns required to be filed.

                      (ii) The Company, as of the Closing: (A) will have timely paid or accrued all Taxes it is required to pay or accrue, (B) will have made adequate and timely installments of Taxes required to be made, and (C) will have withheld from each payment made to its past or present employees, officers, directors and independent contractors, creditors, shareholders or other third parties all Taxes and other material deductions required to be withheld and have, within the time and in the form required by law, paid such withheld amounts to the proper Governmental Authorities.

                      (iii) The Company has not been delinquent in the payment of any Tax. There is no Tax deficiency outstanding nor, to the Company's Knowledge, assessed against the Company. The Company has not executed any waiver of any statute of limitations on or extensions of the period for the assessment or collection of any Tax nor has the Company executed any agreements providing for an extension of time for the filing of any return or the payment of any Tax by the Company. There are no matters relating to Taxes under discussion between any Governmental Authority and the Company or any subsidiary, including any objections to any assessment or reassessment of Taxes.

                      (iv) No audit or other examination of any Return of the Company is currently in progress, nor has the Company been notified of any request for such an audit or other examination, nor is any taxing authority asserting, or to Company's Knowledge, threatening to assert against the Company any claim for Taxes.

                      (v) The Company has no liabilities as of the date hereof for unpaid Taxes which have not been accrued or reserved against in accordance with Canadian GAAP and accounted for in the Net Assets, whether asserted or unasserted, contingent or otherwise, and the Company has no Knowledge of any basis, including, but without limitation, aggressive treatment of income, expenses, deductions, credits or other amounts in the filing of earlier or current Returns, for the assertion of any such liability attributable to the Company, its assets or operations. Since March 31, 2000, the Company has not incurred any liability for Taxes other than in the ordinary course of business.

                      (vi) To the best of the Company's Knowledge, all tax credit receivables included in the Net Assets, or previously claimed by the Company, have been calculated in accordance with the Income Tax Act (Canada) and the relevant provincial legislation and the Company satisfied at all times the relevant criteria and conditions entitling it to such tax credits. All refunds of tax credits received or receivable by the Company in any financial year to June 30,1999, were claimed in accordance with the Income Tax Act (Canada) and the relevant criteria and conditions entitling it to claim a refund of such tax credits.

                      (vii) The Company has provided to Parent copies of all federal, provincial and state income, all goods and services and all provincial and state sales and use Tax Returns for the Company filed for all periods since its incorporation.

                      (viii) The Company has collected and remitted to the appropriate Tax Authority in the form and at the time required by law all amounts required to be collected and remitted by it on account of Taxes under Part IX of the Excise Tax Act (Canada) and any similar provincial legislation and in respect of retail sales tax.

                      (ix) There are (and as of immediately following the Closing there will be) no Liens on the assets of the Company relating to or attributable to Taxes except for Liens for Taxes not yet due and payable.

                      (x) The Company has no Knowledge of any basis for the assertion of any claim relating or attributable to Taxes which, if adversely determined, would result in any Lien on the assets of the Company.

                      (xi) Except as set forth in the Employment Agreements, there are no agreements, commitments, employment policies, plans or arrangements binding on the Company or Exchangeco pursuant to which any severance payments or other amounts may become payable by the Company or Exchangeco (whether currently or in the future) to current or former officers, directors or employees of the Company or Exchangeco or others as a result of or in connection with the Acquisition, including any termination of employment relating to or within one year following the Acquisition.

                      (xii) Except as set forth in Schedule 2.8(b)(xii), the Company is not a party to a Tax sharing or allocation agreement and is not liable for the Taxes of any other Person, whether as a transferee or successor or by contract or otherwise, nor does the Company owe any amount under any such agreement.

                      (xiii) The Company's tax basis in its assets (and the undepreciated capital cost of such assets) for purposes of determining its future amortization, depreciation and other federal and provincial income Tax deductions is accurately reflected on Company's Tax books and records and Tax Returns.

                      (xiv) No power of attorney has been granted by the Company with respect to any matter relating to Taxes.

                      (xv) The Company has not requested or received a ruling from any taxing authority or entered into a settlement or compromise with any taxing authority.

                      (xvi) Except as set forth in Schedule 2.8(b)(xvi), to Company's Knowledge, no circumstances exist which would make the Company or any subsidiary subject to the application of any of sections 79 to 80.04 of the Income Tax Act (Canada) or a similar provision under a provincial taxing statute. The Company has not acquired property or services from or disposed of property or provided services to, a Person with whom it does not deal at arm's length (within the meaning of the Income Tax Act (Canada) and the equivalent provisions of the Quebec Taxation Act) for an amount that is other than the fair market value of such property or services, or has been deemed to have done so for purposes of the Income Tax Act (Canada) and the equivalent provisions of the Quebec Taxation Act.

                      (xvii) Except as set forth in Schedule 2.8(b)(xvii), the Company has not filed or been party to any election pursuant to Section 83 or 85 of the Income Tax Act (Canada) or the corresponding provisions of the Quebec Taxation Act.

                      (xviii) As of the Closing, there will not be any contract, agreement, plan or arrangement, including but not limited to the provisions of this Agreement, covering any employee or former employee of the Company that, individually or collectively, could give rise to the payment of any amount that would not be deductible by the Company as an expense under the Income Tax Act (Canada) or the Quebec Taxation Act other than reimbursements of a reasonable amount of entertainment expenses and other nondeductible expenses that are commonly paid by similarly situated businesses in reasonable amounts.

                      (xix) The Company has not deducted any material amounts in computing its income in a taxation year which may be included in a subsequent taxation year under Section 78 of the Income Tax Act (Canada) or a similar provision under a provincial taxing statute.

                      (xx) The Company has not been and is not currently required to file any Returns with any taxation authority located in any jurisdiction outside Canada or outside the province of Quebec.

                      (xxi) None of the Shareholders is a non-resident of Canada for the purposes of the Income Tax Act (Canada) and none of them (or their asset protection vehicles, as the case may be) shall be a non-resident of Canada for the purposes of the Income Tax Act (Canada) at Closing.

                      (xxii) The Company has (a) never been a member of an affiliated group (within the meaning of Code Section 1504(a)) filing a consolidated U.S. federal income Tax Return (other than a group the common parent of which was the Company), (b) no liability for the Taxes of any Person (other than the Company) under Treas. Reg. Section 1.1502-6 (or any similar provision of state, local or foreign law), as a transferee or successor, by contract, or otherwise and (c) never been a party to any joint venture, partnership or other agreement that could be treated as a partnership for Tax purposes.

        2.9 RESTRICTIONS ON BUSINESS ACTIVITIES. Except as set forth in Schedule 2.9, there is no agreement (non-compete or otherwise), commitment, judgment, injunction, order or decree to which the Company is a party or otherwise binding upon the Company which has or reasonably could be expected to have the effect of prohibiting or impairing any business practice of the Company, any acquisition of property (tangible or intangible) by the Company or the conduct of business by the Company. Without limiting the foregoing, the Company has not entered into any agreement under which the Company is restricted from selling, licensing or otherwise distributing any of its products to, or performing services for, any class of customers, in any geographic area, during any period of time or in any segment of the market.

        2.10 TITLE TO PROPERTIES; ABSENCE OF LIENS.

               (a) The Company does not own any real or immovable property, nor has the Company ever owned any real or immovable property. Schedule 2.10(a) sets forth a list of all real or immovable property currently leased by the Company, the name of the lessor, the date of the lease and each amendment thereto and the aggregate annual rental and/or other fees payable under any such lease. Except as disclosed in Schedule 2.10(a), the Company occupies such leased property and to Company's Knowledge, has the exclusive right to occupy such leased property. All such current leases are in full force and effect, are valid and effective in accordance with their respective terms, and there is not, under any of such leases, any existing default or event of default (or event which with notice or lapse of time, or both, would constitute a default by the Company).

               (b) The Company has good and valid title to or, in the case of leased properties and assets, valid leasehold interests in, all of its tangible properties and assets, real, Personal, immovable, movable and mixed, used or held for use in its business, free and clear of any Liens, except as reflected in Schedule 2.10(b) or in respect of leases disclosed in Schedule 2.12(a) and except for Liens for Taxes not yet due and payable and such imperfections of title and encumbrances, if any, which are not material in character, amount or extent, and which do not materially detract from the value, or materially interfere with the present use, of the property subject thereto or affected thereby.

        2.11 INTELLECTUAL PROPERTY.

               (a) For the purposes of this Agreement, the following terms have the following definitions:

        "INTELLECTUAL PROPERTY" means any or all of the following and all rights in, arising out of, or associated therewith: (i) all Canadian, United States and foreign patents and applications and all reissues, divisions, renewals, extensions, provisionals, continuations and continuations-in-part thereof ("PATENTS"); (ii) all inventions (whether patentable or not), invention disclosures, improvements, Trade Secrets, Proprietary Information, know how and all documentation relating to any of the foregoing; (iii) all copyrights, copyrights registrations and applications therefor and all other rights corresponding thereto throughout the world; (iv) all mask works, mask work registrations and applications; (v) all industrial designs and any registrations and applications therefor throughout the world; (vi) all trade names, logos, common law trademarks, service marks and domain names; trademark and service mark registrations and applications therefor and all goodwill associated therewith throughout the world; (vii) all licenses and registered user agreements; (viii) all computer software including all source code, object code, firmware, development tools, files, records and data, as well as all media on which any of the foregoing is recorded; (ix) all documentation related to any of the foregoing.

        "TRADE SECRETS" shall mean information, including a formula, pattern, compilation, program, device, method, technique, or process, that: (i) derives independent economic value, actual or potential, from not being generally known to the public or to other Persons who can obtain economic value from its disclosure or use; and (ii) is the subject of efforts that are reasonable under the circumstances to maintain its secrecy.

        "PROPRIETARY INFORMATION" shall mean (i) all files, data, engineering drawings, concepts, methods, processes, manufacturing methods, computer programs (considered as Trade Secrets or not), source codes or native machine codes, specifications inherent to products sold or developed by the Company, system configurations; and (ii) client lists and all other information relating to clientele, costs and prices, supplier lists and all other information that has not been disclosed relating to Company activities and projects, including without limitation, the marketing plans, strategies and forecasts.

        "COMPANY INTELLECTUAL PROPERTY" shall mean any Intellectual Property that (i) is owned by (ii) or exclusively licensed to the Company and its Subsidiary.

        "REGISTERED INTELLECTUAL PROPERTY" shall mean all Canadian, United States, and other foreign: (i) patents, patent applications (including provisional applications); (ii) registered trademarks, applications to register trademarks, intent-to-use applications, or other registrations or applications related to trademarks; (iii) registered user agreements; (iv) registered copyrights and applications for copyright registration; (v) any mask work registrations and applications to register mask works; and (vi) any other Company Intellectual Property that is subject of an application, certificate, filing, registration or other document issued by, filed with, or registered or recorded by, any state, government or other public legal authority.

               (b) Schedule 2.11(b) lists all Registered Intellectual Property owned by, or filed in the name of, the Company (the "COMPANY REGISTERED INTELLECTUAL PROPERTY") and lists any prior or pending proceedings or actions taken by or against the Company or, to the Company's Knowledge, which involves the Company, before any court, tribunal (including the Canadian or United States Patent and Trademark Offices or equivalent authority anywhere in the world) related to any of the Company Registered Intellectual Property.

               (c) To the best of the Company's Knowledge and belief, each item of Company Intellectual Property, including all Company Registered Intellectual Property listed in Schedule 2.11(b), is free and clear of any Liens except as reflected in Schedule 2.11(c). The Company (i) is the owner of all trademarks and trade names used in connection with the operation or conduct of the business of the Company, including the sale of any products or technology or the provision of any services by the Company, except as set forth on Schedule 2.11(c) and (ii) to the best of the Company's Knowledge and belief owns and has good title to, all copyrighted works that are products of the Company or other works of authorship that the Company otherwise purports to own other than the third party licensed trade marks, trade names, copyrighted works and other works listed in Schedule 2.11(c).

               (d) To the extent that any Company Intellectual Property has been developed or created by any Person other than the Company, the Company has a written agreement with such Person with respect thereto and the Company thereby has obtained ownership of, is the exclusive owner of, or is authorized to use all rights in such Intellectual Property.

               (e) Except as set forth in Schedule 2.11(e)(i), the Company has not transferred ownership of or granted any license of or right to use any Intellectual Property that is Company

Intellectual Property, to any other Person, other than pursuant to agreements entered into in the ordinary course of business which are substantially identical to Company's standard form of license agreement attached hereto as
Schedule 2.11(e)(ii) ("STANDARD LICENSE AGREEMENTS").

               (f) The Company owns, has rights in or has a written license to all Intellectual Property necessary to the conduct of its business as it is currently conducted and to all products, technology or services currently under development except as would not have a material adverse effect on such development.

               (g) Other than "shrink-wrap" and similar widely available commercial end-user licenses (each, an "END-USER LICENSE"), the contracts, licenses and agreements listed in Schedule 2.11(g) include all contracts, licenses and agreements to which the Company is a party with respect to any Intellectual Property of any Person other than the Company. To the Company's Knowledge, no Person other than the Company has rights in improvements made by the Company in Intellectual Property which has been licensed to the Company.

               (h) Except for End-User Licenses, Schedule 2.11(h) lists all contracts, licenses and agreements in respect of software programs owned by third parties (whether or not such contract, license or agreement is with such third parties) between the Company and any other Person wherein or whereby the Company has agreed to, or assumed, any material obligation or duty to warrant, indemnify, reimburse, hold harmless, guaranty or otherwise assume or incur any material obligation or liability or provide a right of rescission with respect to the infringement or misappropriation by the Company or such other Person of the Intellectual Property of any Person other than the Company.

               (i) (X) To the best of the Company's Knowledge and belief, the operation of the Company's business does not infringe or misappropriate the Intellectual Property (other than Patents) of any Person, violate the rights of any Person (including rights to privacy or publicity), or constitute unfair competition or trade practices under the laws of any jurisdiction, and the Company has not received notice from any Person claiming that such operation or any act, product, technology or service (including products, technology or services currently under development) of the Company infringes or misappropriates the Intellectual Property (other than Patents) of any Person or constitutes unfair competition or trade practices under the laws of any jurisdiction.

                      (Y) To the best of the Company's Knowledge and belief, the operation of Company's business does not infringe or misappropriate the Patents of any Person, and the Company has not received notice from any Person claiming that such operation or any act, product, technology or service (including products, technology or services currently under development) of the Company infringes or misappropriates the Patents of any Person (nor is the Company aware of any basis therefor). The representations and warranties of this Section 2.11(i)(Y) shall only apply to claims of infringement or misappropriation or violations arising from (i) the products or technology of the Company existing as of the Closing and (ii) products or technology under development as of the Closing.

               (j) The Company Registered Intellectual Property is in good standing, all necessary registration, maintenance and renewal fees in connection with such Company Registered Intellectual Property have been paid and all necessary documents and certificates in connection with such Company Registered Intellectual Property have been filed with the relevant patent, copyright, trademark or other authorities in the United States, Canada or foreign jurisdictions, as the case may be, for the purposes of maintaining such Registered Intellectual Property. Schedule 2.11(j) lists all actions that must be taken by the Company within sixty (60) days of the Closing, including the payment of any registration, maintenance or renewal fees or the filing of any documents, applications or certificates for the purposes of maintaining, perfecting or preserving or renewing any Company Intellectual Property.

               (k) There are neither contracts, licenses nor agreements between either the Company, on the one hand, and any other Person on the other, the subject matter of which relates primarily to Company Intellectual Property under which there is any dispute known to the Company regarding the scope of such agreement or performance under such agreement including with respect to any payments to be made or received by the Company thereunder. Furthermore, none of such contracts, licenses or agreements can be terminated solely by reason of the Company being subject to the transactions contemplated by this Agreement.

               (l) To the Company's Knowledge, no Person is infringing or misappropriating any Company Intellectual Property.

               (m) The Company has taken reasonable steps in accordance with normal industry practice to protect the rights of the Company in confidential information and Trade Secrets of the Company or provided by any other Person to the Company. Without limiting the foregoing, except as set forth in Schedule 2.11(m)(i), all current and former employees, consultants and contractors have executed Proprietary Information, confidentiality and assignment agreements and moral rights waivers substantially in the Company's standard forms, attached hereto as Schedule 2.11(m)(ii).

               (n) No Company Intellectual Property or product, technology or service of the Company is subject to any proceeding or outstanding decree, order, judgment, agreement or stipulation that restricts in any manner the use, transfer or licensing thereof by the Company or may affect the validity, use or enforceability of such Company Intellectual Property.

               (o) To the Company's Knowledge, no (i) publication of the Company, or (ii) material distributed by the Company constitutes obscene material, a defamatory statement or material, false advertising or otherwise violates any law or regulation which would result in a Material Adverse Effect.

               (p) Except as set forth in Schedule 2.11(p), the Company has taken reasonable steps to ensure that Company's products will record, store, process, calculate and present calendar dates falling on and after (and if applicable, spans of time including) January 1, 2000, and will calculate any information dependent on or relating to such dates in the same manner, and with the same functionality, data integrity and performance, as the products record, store, process, calculate and present calendar dates on or before December 31, 1999, or calculate any information dependent on or relating to such dates (collectively, "YEAR 2000 COMPLIANT"). Except as set forth in Schedule 2.11(p), the Company has taken reasonable steps to ensure that its products will lose no functionality with respect to the introduction of records containing dates falling on or after January 1, 2000. Except as set forth in Schedule 2.11(p), the Company has taken reasonable steps to ensure that all of Company's internal computer and technology products and systems are Year 2000 Compliant.

               (q) Except as set forth in Schedule 2.11(q), the Company is not obligated to pay any royalties or other compensation to any Person in respect of its ownership, use or license of any of the Company Intellectual Property.

        2.12 AGREEMENTS, CONTRACTS AND COMMITMENTS. Except for payment under End-User Licenses and as set forth on Schedule 2.12(a), the Company does not have, and is not a party or bound by:

               (a) any collective bargaining agreements,

               (b) any agreements or arrangements that contain any severance pay change of control or post-employment liabilities or obligations, other than reasonable notice provisions at law,

               (c) any bonus, deferred compensation, pension, profit sharing or retirement plans, or any other employee benefit plans or arrangements,

               (d) any employment or consulting agreement, contract or commitment with an employee or individual consultant or salesperson or any consulting or sales agreement, contract or commitment under which any firm or other organization provides services to the Company,

               (e) any agreement or plan, including, without limitation, any stock option plan, stock appreciation rights plan or stock purchase plan, any of the benefits of which will be increased, or the vesting of benefits of which will be accelerated, by the occurrence of any of the transactions contemplated by this Agreement or the value of any of the benefits of which will be calculated on the basis of any of the transactions contemplated by this Agreement,

               (f) any fidelity or surety bond or completion bond,

               (g) any lease of Personal property having a value individually in excess of Cdn$50,000,

               (h) any agreement of indemnification or guaranty,

               (i) any agreement, contract or commitment containing any covenant limiting the freedom of the Company to engage in any line of business or to compete with any Person,

               (j) any agreement, contract or commitment relating to capital expenditures and involving future payments in excess of Cdn$50,000,

               (k) any agreement, contract or commitment relating to the disposition or acquisition of assets or any interest in any business enterprise outside the ordinary course of the business of the Company,

               (l) any mortgages, indentures, loans or credit agreements, security agreements or other agreements or instruments relating to the borrowing of money or extension of credit, including guaranties referred to in clause (h) hereof,

               (m) any purchase order or contract for the purchase of raw materials involving Cdn$35,000 or more,

               (n) any construction contracts,

               (o) any distribution, joint marketing or development agreement,

               (p) any agreement pursuant to which the Company has granted or may grant in the future, to any party, a source-code license or option or other right to use or acquire source-code, or

               (q) any other agreement, contract or commitment that involves Cdn$50,000 or more or is not cancelable without penalty within thirty (30) days.

        Except for such alleged breaches, violations and defaults, and events that would constitute a material breach, violation or default with the lapse of time, giving of notice, or both, as are all noted in Schedule 2.12(b), the Company has not breached, violated or defaulted under, or received notice that it has breached, violated or defaulted under, any of the terms or conditions of any End-User License or any agreement, contract or commitment required to be set forth on Schedule 2.12(a) (any such End-User License or any agreement, contract or commitment, a "CONTRACT," it being understood that this representation applies to license agreements, service agreements and management agreements in Company's standard form, which shall constitute Contracts for purposes of this Agreement, but need not be included in Schedule 2.12(a)). Each Contract is in full force and effect and, except as otherwise disclosed in Schedule 2.12(b), is not subject to any material default thereunder of which the Company has Knowledge by any party obligated to the Company pursuant thereto. The Company has no agreements with customers or suppliers involving credit terms of more than one year.

        2.13 INTERESTED PARTY TRANSACTIONS. Except as set forth on Schedule 2.13, no officer, director or shareholder of the Company, and no officer, director or direct or indirect shareholder of a shareholder nor any relative or spouse of any of such Persons, or any trust, partnership or corporation in which any of such Persons has or has had an interest, has or has had, directly or indirectly, (i) an economic interest in any entity which furnished or sold, or furnishes or sells, services or products that the Company furnishes or sells, or proposes to furnish or sell, (ii) an economic interest in any entity that purchases from or sells or furnishes to, the Company, any goods or services or
(iii) a beneficial interest in any contract or agreement set forth in Schedule 2.12(a) or Schedule 2.11(b); provided, that ownership of no more than one percent (1%) of the outstanding voting stock of a publicly traded corporation shall not be deemed an "economic interest in any entity" for purposes of this Section 2.13.

        2.14 COMPLIANCE WITH LAWS. The Company has complied in all material respects with, is not in material violation of, and has not received any notices of violation with respect to, any Canadian, U.S., foreign, provincial, federal, state or local statute, law or regulation.

        2.15 LITIGATION. Except as set forth in Schedule 2.15, there is no action, suit or proceeding of any nature pending or, to Company's Knowledge, threatened against the Company, its properties or any of its officers or directors, in their respective capacities as such nor has the Company received any notice of commencement of any lawsuit or proceeding against, or investigation of, the Company or its affairs. Except as set forth in Schedule 2.15, there is no investigation pending or, to Company's Knowledge, threatened against the Company, its properties or any of its officers or directors by or before any Governmental Authority. Schedule 2.15 sets forth, with respect to any such action, suit, proceeding or investigation identified therein, to the extent known, the forum, the parties thereto, the subject matter thereof and the amount of damages claimed or other remedy requested. To the Company's Knowledge, no Governmental Authority has at any time challenged or questioned the legal right of the Company to develop, manufacture, offer or sell any of its products in the present manner or style thereof.

        2.16 INSURANCE. The Company maintains valid insurance with insurance companies of good repute, and each policy is identified in Schedule 2.16 and contains provisions which are reasonable and customary in the Company's industry. There is no claim by the Company pending under any of such insurance as to which coverage has been questioned, denied or disputed by the underwriters of such insurance. True and complete copies of such insurance together with the most recent inspection reports, if any, received from insurance underwriters or others as to the condition of the property and assets of the Company have been provided to Parent. All premiums due and payable under all such insurance have been paid, and the Company is otherwise in material compliance with the terms of such insurance (or other policies and bonds providing substantially similar insurance coverage). The Company has no Knowledge of any threatened termination of, or material premium increase with respect to, any of such insurance.

        2.17 MINUTE BOOKS. The minute books of the Company made available to counsel for Parent are the complete minute books of the Company and contain the accurate text of all resolutions passed by the Company's board of directors (or committees thereof) and shareholders either at meetings or by written consent since the incorporation of the Company.

        2.18 ENVIRONMENTAL MATTERS.

               (a) Hazardous Materials. The Company has not operated any underground storage tanks, and has no Knowledge of the existence, without further inquiry, at any time, of any underground storage tank (or related piping or pumps), at any property that the Company has at any time owned, operated, occupied or leased. No Hazardous Materials (as defined below) are present as a result of the actions or omissions of the Company, or, to the Company's Knowledge, without further inquiry, as a result of any actions of any third party or otherwise, in, on or under any property, including the land and the improvements, ground water and surface water thereof, that the Company has at any time owned, operated, occupied or leased.

               (b) Hazardous Materials Activities. The Company has not transported, stored, used, manufactured, disposed of, or released or exposed its employees or others to Hazardous Materials in violation of any Environmental Laws as defined below in effect on or before the Closing, nor has the Company disposed of, transported, sold, or manufactured any product containing a Hazardous Material (any or all of the foregoing being collectively referred to as "HAZARDOUS MATERIALS ACTIVITIES") in violation of any Environmental Laws (as defined below) or any rule, regulation, treaty or statute promulgated by any Governmental Authority in effect prior to or as of the date hereof to prohibit, regulate or control Hazardous Materials or any Hazardous Material Activity.

               (c) Permits. The Company currently holds all environmental approvals, permits, orders, registrations, manifests, licenses, clearances and consents (the "ENVIRONMENTAL PERMITS") necessary for the conduct of the Hazardous Material Activities of the Company and other businesses of the Company as and to the extent that such activities and businesses are currently being conducted.

               (d) Compliance with Environmental Laws. The Company, the operation of its business, the property and assets owned, leased or used by the Company and the use, maintenance and operation thereof have been and are in compliance with all Environmental Laws. The Company has complied in all material respects with all reporting and monitoring requirements under all Environmental Laws. The Company has not received any notice of any non-compliance with any Environmental Laws, and the Company has not ever been convicted of an offense for non-compliance with any Environmental Laws or been fined or otherwise sentenced or settled such prosecution short of conviction.

               (e) Environmental Liabilities. No action, proceeding, revocation proceeding, amendment procedure, writ, injunction or claim is pending, or to the Company's Knowledge, threatened concerning any Environmental Permit, Hazardous Material or any Hazardous Materials Activity of the Company. The Company is not aware of any fact or circumstance which could involve the Company in any environmental litigation or impose upon the Company any environmental liability.

               (f) Definition of "Hazardous Materials". As used herein, "HAZARDOUS MATERIALS" shall mean any substance that has been designated by any Governmental Authority or by any Environmental Law to be a pollutant, radioactive, toxic, hazardous or otherwise a danger to health or the environment, including, without limitation, PCBs, asbestos, oil and petroleum products, urea-formaldehyde and all substances listed as a "hazardous substance," "hazardous waste," "hazardous material," "contaminants" or "toxic substance" or words of similar import, under any Environmental Law.

               (g) Definition of "Environmental Laws". As used herein, "ENVIRONMENTAL LAWS" shall mean all applicable statutes, regulations, ordinances, by-laws, and codes and all international treaties and agreements, now or hereafter in existence in Canada (whether federal, provincial or municipal) and, to the extent applicable to the conduct of Company's business, in the United States (whether federal, state or local) or any other jurisdiction in which the Company carries on business relating to the protection and preservation of the environment, occupational health and safety, product safety or product liability.

        2.19 BROKERS' AND FINDERS' FEES; THIRD PARTY EXPENSES. Except as set forth on Schedule 2.19, the Company has not incurred, nor will it incur, directly or indirectly, any liability for brokerage or finders' fees or agents' commissions or any similar charges in connection with this Agreement or any transaction contemplated hereby. Schedule 2.19 lists any agreement, written or oral, with respect to such fees.

        2.20 EMPLOYEE MATTERS AND BENEFIT ARRANGEMENTS.

               (a) Compliance. Schedule 2.20(a) contains a true and complete list of each employee benefit plan or arrangement, and any plan, agreement or program providing for fringe benefits, supplemental employment benefits, severance or termination pay, change of control payments, pension, retirement, health, welfare, medical, dental, disability, life, deferred compensation, profit-sharing, bonuses, change-of-control stock options, stock appreciation or other forms of incentive compensation that (i) is sponsored, maintained or funded, as the case may be, by the Company and (ii) covers any current, former or retired employee, consultant or director of the Company (collectively "BENEFIT ARRANGEMENTS"). Each Benefit Arrangement, including Canadian Benefit Arrangements (as defined herein) has been established, registered, maintained and administered in material compliance with its terms and with the requirements prescribed by any and all statutes, laws, ordinances and regulations which are applicable to such Benefit Arrangements including all Tax laws where such is required for preferential treatment. No Benefit Arrangement has unfunded liabilities that, as of the Closing Date, will not be offset by insurance or which are not fully accrued or reserved against in the computation of the Net Assets.

               (b) No Post-Employment Obligations. Except as set forth in
Schedule 2.20(b), no Benefit Arrangement, including Canadian Benefit Arrangements (as defined herein) provides, or has any liability to provide, life insurance, medical or other employee benefits to any current, former, or retired employee, consultant or director of the Company or any affiliate of the Company ("EMPLOYEE") upon his or her retirement or termination of employment for any reason, except as may be required by statute or by law in respect of the termination of an employee without cause, and the Company has never represented, promised or contracted (whether in oral or written form) to any Employee (either individually or to Employees as a group) that such Employee(s) would be provided with life insurance, medical or other employee welfare benefits upon their retirement or termination of employment, except to the extent required by statute or by law in respect of the termination of an employee without cause.

               (c) Effect of Transaction. The execution of this Agreement and the consummation of the transactions contemplated hereby will not constitute an event under any Benefit Arrangement, trust or loan that will or may result in any payment (whether of severance pay or otherwise), acceleration, forgiveness of indebtedness, vesting, distribution, increase in benefits or obligation to fund benefits with respect to any Employee.

               (d) Employment Matters. The Company (i) is in compliance in all material respects with all applicable provincial, federal, state, foreign and local laws, rules and regulations respecting employment, employment practices, terms and conditions of employment and wages and hours, in each case, with respect to Employees; (ii) has withheld all amounts required by law or by agreement to be withheld from the wages, salaries and other payments to Employees; (iii) is not liable for any arrears of wages or any Taxes or any penalty for failure to comply with any of the foregoing; and (iv) is not liable for any payment to any trust or other fund or to any Governmental Authority, with respect to employment compensation benefits, social security or other benefits or obligations for Employees (other than routine payments to be made in the normal course of business and consistent with past practice).

               (e) Labor. No work stoppage or labor strike against the Company is pending or, to the Company's Knowledge, threatened nor has there been any such work stoppage or labor strike since the incorporation of the Company. Except as set forth in Schedule 2.20(e), the Company is not involved in or, to the Company's Knowledge, threatened with, any labor dispute, grievance, or litigation relating to labor, safety or discrimination matters involving any Employee, including, without limitation, charges of unfair labor practices or discrimination complaints, which, if adversely determined, would, individually or in the aggregate, constitute a Material Adverse Effect. Except as set forth in Schedule 2.20(e), the Company is not presently, nor has it been in the past, a party to, or bound by, any collective bargaining agreement or union contract with respect to Employees, and no collective bargaining agreement is being negotiated by the Company. Without limiting the generality of the foregoing, the Company is in material compliance with and there are no legal proceedings or proceedings of any kind under the Labour Standards Act (Quebec), the Pay Equity Act (Quebec), the Labour Code (Quebec), the Manpower Act (Quebec), the Act respecting Occupational Health & Safety (Quebec), the Act respecting Industrial Accidents and Occupational Diseases (Quebec) and the Charter of Human Rights and Freedoms (Quebec).

               (f) In addition to and without limiting the generality of the foregoing, with respect to each Benefit Agreement that has been sponsored, maintained or funded by the Company or any affiliates of the Company for the benefit of Employees in Canada ("CANADIAN BENEFIT ARRANGEMENTS"):

                      (i) Except as provided on Schedule 2.20(f)(1), correct and complete copies of the following have been provided to the Parent in respect of Canadian Benefit Arrangements:

                             (1) Applicable plan documents amended as of the
date hereof together with funding and investment management agreements, summary plan descriptions, the most recent actuarial reports, financial statements and material correspondence with Governmental Authorities;

                             (2) Detailed description of current administration
policies and conduct regarding pension and non-pension benefits and their improvements;

                             (3) To the extent permitted by law, complete
employee data including years of service/plan membership, earnings, and any other data relevant to determining benefits and necessary to administer the Canadian Benefit Arrangements;

                      (ii) No amendments have been made to the Canadian Benefit Arrangements and no improvements have been promised, and no such amendments or improvements will be made or promised prior to the Closing except as disclosed in Schedule 2.20(f)(ii);

                      (iii) All employee data provided is true and correct and Parent will be notified of any changes thereto;

                      (iv) All contributions or premiums required to be paid under each of the Canadian Benefit Arrangements have been paid in a timely fashion in accordance with the Plan and any applicable legislation; contributions or premiums for the period up to the Closing Date will have been paid by the Company by the Closing Date except otherwise required to be paid until a later date;

                      (v) Each Canadian Benefit Arrangement which is a funded plan is fully funded as of the Closing Date on both a going-concern and a solvency basis pursuant to the actuarial assumptions and methodology used in the most recent actuarial valuations thereof;

                      (vi) There have been no improper withdrawals, applications or transfers of assets from any Canadian Benefit Arrangement or related fund;

                      (vii) All material obligations regarding each of the Canadian Benefit Arrangements have been satisfied and there are no outstanding defaults or violations by any party thereto;

                      (viii) No material changes have occurred or are expected to occur that would affect the actuarial valuation reports (with respect to pension plans) or financial statements (with respect to pension and non-pension plans) provided to Parent;

                      (ix) There are no participating employers under any of the Canadian Benefit Arrangements, other than the Company;

                      (x)No insurance policy or other contract or agreement affecting any Canadian Benefit Arrangement requires or permits a retroactive increase in premiums or payments due thereunder;

                      (xi) The level of insurance reserves under each Canadian Benefit Arrangement that is insured is reasonable and sufficient to provide for all incurred but unreported claims,

                      (xii) There are no Canadian Benefit Arrangements that are pension plans, and to the Company's Knowledge no Canadian Benefit Arrangement is subject to any pending investigation, examination or other proceeding, action or claims initiated by any regulatory authority, or by any other party (other than routine claims for benefits), and there exists no state of facts that could reasonably be expected to give rise to any such investigation, examination or other proceeding, action or claim or to affect the registration of any Canadian Benefit Arrangement required to be registered.

               (g) CSST Matters.

                      (i) The Company has been duly assessed for employers' contributions by the Commission de la Sante et Securite du Travail ("CSST"); the business activities of the Company have been correctly classified by the CSST; the payroll amount has been correctly stated and assessed; and all demerit assessments have been fully disclosed to the Parent Companies, a copy of the assessments by the CSST for the last three (3) years being attached hereto in
Schedule 2.20(g).

                      (ii) The Company has not received any demerit assessments from the CSST pursuant to the Act Respecting Industrial and Occupational Diseases (or any successor legislation) for injuries or events that occurred prior to the Closing Date, nor will the Company be assessed for demerits in respect of injuries or events that shall have occurred prior to such date.

        2.21 EMPLOYEES. To Company's Knowledge, no employee of the Company is in violation of any term of any employment contract, patent disclosure agreement, non-competition agreement, or any restrictive covenant to a former employer relating to the right of any such employee to be employed by the Company because of the nature of the business conducted or presently proposed to be conducted by the Company or to the use of Trade Secrets or proprietary information of others. No notice has been given to the Company, nor is the Company otherwise aware, that any Management Shareholder intends to terminate his or her employment with the Company.

        2.22 GOVERNMENTAL AUTHORIZATIONS AND LICENSES. The Company possesses all material consents, licenses, permits, grants or other authorizations issued to the Company by a Governmental Authority (i) pursuant to which the Company currently operates or holds any interest in any of its properties or (ii) which is required for the operation of its business or the holding of any such interest therein (collectively called "COMPANY AUTHORIZATIONS"), which Company Authorizations are in full force and effect and constitute all Company Authorizations required to permit the Company to operate or conduct its business or hold any interest in its properties or assets.

        2.23 COMPETITION ACT. The aggregate value of the assets in Canada, determined as of such time and in such manner as is prescribed by the Competition Act (Canada) and the regulations thereto, that are owned by the Company, does not exceed Cdn$35 million, and the gross revenues from sales in or from Canada, determined for such annual period and in such manner as is prescribed by the Competition Act (Canada) and the regulations thereto, generated from the assets referred to above, do not exceed Cdn$35 million

        2.24 EMPLOYEE ACCRUALS. All accruals for unpaid vacation pay, premiums for employment insurance, health premiums, pension plan premiums, CPP, QPP, accrued wages, salaries and commissions and Employee Plan payments have been reflected on the books and records of the Company in accordance with Canadian GAAP.

        2.25 MAJOR CUSTOMERS. Schedule 2.25 sets out the names of all customers of the Company with contracts with a commitment of more than six months or are party to contracts that involve amounts in excess of Cdn$10,000 (the "MAJOR CUSTOMERS") and, except as set forth in Schedule 2.25. there has been no, and the Company has no reason to believe that after the Closing Date there will be, any termination or cancellation of, and no material impairment in the business relationship between the Company and any such Major Customer.

        2.26 PRODUCT WARRANTIES. There are no outstanding warranty claims that would have a Material Adverse Effect on the Company, nor to Company's Knowledge, have any such claims been threatened.

        2.27 REPRESENTATIONS OF SHAREHOLDERS. Each Shareholder represents and warrants separately to the Parent as follows on the date hereof and as of the Closing Date.

               (a) Formation and Status of Shareholder. If the Shareholder is an entity, the Shareholder is duly incorporated or formed and validly existing under the laws of its jurisdiction of incorporation or formation.

               (b) Access to Information. Each Shareholder acknowledges that such Shareholder has received and has had an opportunity to read copies of the Share Exchange Agreement and the Related Agreements and copies of all reports filed by Parent with the United States Securities and Exchange Commission (the "SEC") from the beginning of its 1998 fiscal year to the present.

               (c) Due Authorization. This Agreement has been duly and validly executed and delivered by, or on behalf of, the Shareholder and, assuming the due authorization, execution and delivery by Parent, constitutes a valid and binding obligation of the Shareholder enforceable against the Shareholder in accordance with its terms except as such enforceability may be limited by principles of public policy and subject to the laws of general application relating to bankruptcy, insolvency and the relief of debtors and rules of law governing specific performance, injunctive relief or other equitable remedies. If the Shareholder is a business entity, the execution and delivery of this Agreement has been duly authorized by all necessary action on the part of such entity and constitutes a valid and binding obligation of such entity, enforceable against it in accordance with its terms. All other documents and Related Agreements to be executed and delivered by the Shareholder will be duly executed and delivered by the Shareholder and will be valid and binding obligations of the Shareholder enforceable in accordance with their respective terms, except as such enforceability may be limited by principles of public policy and subject to the laws of general application relating to bankruptcy, insolvency and the relief of debtors and rules of law governing specific performance, injunctive relief or other equitable remedies.

               (d) No Violation. Neither the execution and delivery of this Agreement nor the performance by the Shareholder of its, his or her obligations hereunder or under the Related Agreements will conflict with any agreement or commitment to which the Shareholder is a party, or violate any statute or law or any judgment, decree, order, regulation or rule of any court or other Governmental Authority applicable to the Shareholder. There are no legal proceedings pending, or to the Shareholder's Knowledge, threatened, against such Shareholder that would prevent consummation of the transactions contemplated by this Agreement.

               (e) No Consent Needed. No consent, waiver, approval, order or authorization of, or declaration, filing or registration with, any Governmental Authority or any third party is required to be made or obtained by the Shareholder in connection with the execution and delivery by the Shareholder of this Agreement or the Related Agreements or the performance by the Shareholder of his, her or its obligations hereunder or the consummation by the Shareholder of the transactions contemplated herein or in the Related Agreements.

               (f) Tax and Legal Matters. The Shareholder has had an opportunity to review with its own tax and legal advisors the tax and legal consequences to the Shareholder of the Acquisition and the transactions contemplated by this Agreement and the Related Agreements, including the sale of his, her or its ownership interests in Company or Exchangeco to the Parent Companies. The Shareholder understands that he, she or it must rely solely on his, her or its advisors and not on any statements or representations by the Parent Companies, or any of their agents. The Shareholder further understands that he, she or it (and not the Parent Companies) shall be responsible for his, her or its own tax liability that may arise as a result of the Acquisition or the transactions contemplated by this Agreement and the Related Agreements. The Shareholder acknowledges that shareholders of an unlimited liability company (such as Exchangeco) have unlimited liability for the debts and obligations of that company and that the Shareholder has been advised to seek its own legal advice regarding the consequences of that unlimited liability on a person who holds shares of an unlimited liability directly or through a holding company.

               (g) Ownership of Company Shares. Such Shareholder is the sole record and beneficial owner of the number and class of Company shares as set forth next to his, her or its name on Schedule 2.2(a), and such shares are not and will not at any time prior to or at the Closing be subject to any lien or to any rights of first refusal of any kind. Except as set forth in this Agreement or a schedule hereto, there are no options, warrants, calls, rights, commitments or agreements of any character, written or oral, to which the Shareholder is a party or by which he, she or it is bound obligating the Shareholder to issue, deliver, sell, repurchase or redeem, or cause to be issued, delivered, sold repurchased or redeemed, any Company or Exchangeco shares or obligating the Shareholder to grant or enter into any such option, warrant, call, right, commitment or agreement and there will be no such agreements at any time prior to or at the Closing. The Shareholder has or prior to the Closing will have good and valid title to, and has the sole right to transfer such Company or Exchangeco shares. Such interests constitute all of Company shares owned, beneficially or of record, by the Shareholder. Holding ULC and Employee Holdco will receive good and valid title to such Company or Exchangeco shares in accordance with the transactions contemplated in Article I, subject to no claim, or Lien retained, granted or permitted by the Shareholder. Except as contemplated in this Agreement, the Shareholder has not engaged in any sale or other transfer of its Company or Exchangeco shares in contemplation of the Acquisition.

               (h) Absence of Claims by the Shareholder. As of the Closing Date the Shareholder will have no claim against Company whether present or future, contingent or unconditional, fixed or variable under any contract or on any other legal basis whatsoever except for unpaid salaries, fees, bonuses and expenses incurred in the normal course of business.

               (i) Acknowledgment of Restrictions. The Shareholder understands that the Parent Common Stock and Exchangeable Shares have not been registered under the U.S. Securities Act of 1933 (the "SECURITIES ACT") on the basis that the issuance of the securities hereunder, and the Parent Common Shares upon exchange of the Exchangeable Shares is exempt from registration under the Securities Act pursuant to Regulation S and that the Parent Companies' reliance on such U.S. exemption is based on each Shareholder's representations set forth in this Agreement. The Shareholder further understands that the issuance of Parent Common Stock to it will not be qualified by prospectus under Canadian provincial securities legislation and that the Company and Parent will promptly after the date hereof seek all appropriate prospectus, registration and related exemptions, the conditions of which to likely include resale restrictions in Canada.

               (j) Non-U.S. Person. Each Shareholder is not a "U.S. Person" as that term is defined in Regulation S promulgated under the Securities Act and is not acquiring the Shares for the account or benefit of a U.S. Person. Under Regulation S, with certain exceptions, "U.S. Person" means: (i) any natural person resident in the U.S.; (ii) any partnership or corporation organized or incorporated under the laws of the U.S.; (iii) any estate of which any executor or administrator is a U.S. person; (iv) any trust of which any trustee is a U.S. person; (v) any agency or branch of a foreign entity located in the U.S.; (vi) any non discretionary account or similar account (other than an estate or trust) held by a dealer or other fiduciary for the benefit or account of a U.S. person;
(vii) any discretionary account or similar account (other than an estate or trust) held by a dealer or other fiduciary organized, incorporated, or (if an individual) resident in the U.S.; and (viii) any partnership or corporation if:
(A) organized or incorporated under the laws of any foreign jurisdiction; and
(B) formed by a U.S. person principally for the purpose of investing in securities not registered under the Securities Act, unless it is organized or incorporated and owned by accredited investors (as defined in Rule 501(a) under the Securities Act) who are not natural persons, estates or trusts.

               (k) Escrow. Each Management Shareholder acknowledges that 10% of the Exchangeable Shares that would otherwise be issuable to such Shareholder on the Closing Date will be deemed to have been received by such Shareholder and deposited into escrow, without any act of the Shareholder, and that the amounts deposited into escrow shall be available to satisfy Losses incurred by the Parent Companies or their officers, directors or affiliates. The terms and conditions upon which the such Exchangeable Shares are to be held in escrow shall be set forth more fully in the Escrow Agreement. Each Management Shareholder also acknowledges that neither the Employee Shareholders, the Non-Employee Shareholder nor Logibro will contribute Parent Common Stock or Exchangeable Share to any escrow account and such shareholders shall not be subject to the same indemnification obligations as the Management Shareholders.

        2.28 HART-SCOTT-RODINO CLASSIFICATION. The Company is its own "ultimate parent entity" within the meaning of the Hart-Scott-Rodino Antitrust Improvement Act of 1976 and the U.S. Federal Trade Commission Regulations promulgated thereunder.

        2.29 FULL DISCLOSURE. This Agreement (including the Company Schedules), and any schedule or certificate furnished by the Company or Shareholders pursuant to this Agreement, does not (i) contain any representation, warranty or information that is false or misleading with respect to any material fact, or
(ii) omit to state any material fact necessary in order to make the representations, warranties and information contained and to be contained herein and therein (in the light of the circumstances under which such representations, warranties and information were or will be made or provided) not materially false or misleading.

                                   ARTICLE III
             REPRESENTATIONS AND WARRANTIES OF PARENT COMPANIES

        For purposes of the representations and warranties in this Article III, unless the context clearly indicates otherwise, all representations and warranties concerning Parent shall mean Parent and all of its Subsidiaries taken together as a whole. Except as disclosed in a document dated as of the date hereof referring specifically to the representations, warranties or covenants in this Agreement that reasonably identifies the basis for an exception to a representation, warranty or covenant in this Agreement and that is delivered by the Parent to the Company prior to the execution of this Agreement (the "PARENT SCHEDULES"), Parent represents and warrants to the Shareholders as of the date of this Agreement and as of the Closing as set forth below.

        3.1 ORGANIZATION. Parent is a corporation duly incorporated and validly existing under the laws of the State of Delaware. As of the Closing, Parent Sub and Holding will be corporations duly incorporated and validly existing under the laws of the State of Delaware. As of the Closing, Holding ULC will be a company duly incorporated and validly existing under the laws of Nova Scotia. Parent has the corporate power to own its properties and to carry on its business as now being conducted and as of the Closing, each of the Parent Companies will have the corporate power to own its properties and to carry on its businesses as then being conducted. Parent is duly qualified to do business and is in good standing as a foreign corporation in each jurisdiction in which the failure to be so qualified would have, or would reasonably be expected to have, a material adverse effect on its ability to consummate the transactions contemplated hereby, and as of the Closing each of the Parent Companies will be duly qualified to do business and will be in good standing as a foreign corporation in each jurisdiction in which the failure to be so qualified would have, or would reasonably be expected to have, a material adverse effect on their ability on its ability to consummate the transactions contemplated hereby.

        3.2 AUTHORITY. Parent has all requisite corporate power and authority to enter into this Agreement and to consummate the transactions contemplated hereby and as of the Closing, each of the Parent Companies will have all requisite corporate power and authority to enter into the Related Agreements. The execution and delivery of this Agreement and the consummation of the transactions contemplated hereby have been duly authorized by all necessary corporate action on the part of the Parent. This Agreement has been duly executed and delivered by the Parent and constitutes the valid and binding obligation of Parent, enforceable in accordance with its terms except (i) as limited by applicable bankruptcy, insolvency, reorganization, moratorium and other laws of general application affecting enforcement of creditors' rights generally and (ii) as limited by laws relating to the availability of specific performance, injunctive relief or other equitable remedies. The execution and delivery of this Agreement by Parent does not, and, as of the Closing, the consummation of the transactions contemplated hereby will not result in a Conflict under: (i) any provision of the Articles or Certificate of Incorporation or Bylaws of the Parent Companies or resolution of the boards of directors of the Parent Companies or (ii) any mortgage, hypothec, indenture, lease, contract or other agreement or instrument, permit, concession, franchise, license, judgment, order, decree, statute, law, ordinance, rule or regulation, applicable to the Parent Companies or their properties or assets, except where such failure or conduct would not have or could not reasonably be expected to have a Material Adverse Effect. No consent, waiver, approval, order or authorization of, or registration, declaration or filing with, any Governmental Authority or any third party (so as not to trigger any Conflict) is required by or with respect to the Parent Companies in connection with the execution and delivery of this Agreement or the consummation of the transactions contemplated hereby, except for (i) such consents, waivers, approvals, orders, authorizations, registrations, declarations and filings as may be required under applicable provincial, federal and state securities laws, (ii) the filing with Investment Canada of a notice of investment under the Investment Canada Act within thirty (30) days of the Closing Date, (iii) such other consents, waivers, authorizations, filings, approvals and registrations which are set forth on
Schedule 3.2 and (iv) such other consents, waivers, authorizations, filings, approvals and registrations the absence of which would not have or could not reasonably be expected to have a material adverse effect on the Parent Companies.

        3.3 CAPITAL STRUCTURE.

               (a) The authorized stock of Parent consists of 40,000,000 shares of Common Stock, par value $.001 per share, of which 22,986,570 shares were issued and outstanding as of May 12, 2000, and 5,000,000 shares of Preferred Stock, $0.001 par value. All such shares are duly authorized, validly issued, fully paid and nonassessable and are free of any Liens other than any Liens created by the holders thereof. Schedule 3.3 contains a summary of all options and warrants and any other securities convertible into Parent Common Stock outstanding as of the date of this Agreement. No shares of Preferred Stock are issued or outstanding as of the date of this Agreement and as of Closing the only share of Preferred Stock to be outstanding will be the Parent Multiple Voting Share. As of the Closing, all shares of capital stock of each of Parent Sub, Holding and Holding ULC will be beneficially owned by Parent, Parent Sub and Holding, respectively.

               (b) The shares of Parent Common Stock to be issued in connection with the Closing will, when issued in accordance with the terms of this Agreement, be duly authorized, validly issued, fully paid and non-assessable, free and clear of any Liens other than any Liens created by the holders thereof.

               (c) The shares of Parent Common Stock to be issued pursuant to the Exchangeable Share Provisions and the Voting, Exchange and Support Agreement will be validly reserved, and, when issued in accordance with, the terms of the Exchangeable Share Provisions and the Voting, Exchange and Support Agreement will be duly authorized, validly issued, fully paid and nonassessable, free and clear of any Liens other than any Liens created by the holders thereof.

        3.4 SEC DOCUMENTS; PARENT FINANCIAL STATEMENTS. Parent has furnished or made available to the Company true and complete copies of all reports or registration statements filed by it with the SEC under the Securities Exchange Act of 1934, as amended (the "EXCHANGE ACT") for all periods since June 30, 1997, all in the form so filed (all of the foregoing being collectively referred to as the "SEC DOCUMENTS"). As of their respective filing dates, the SEC Documents were timely filed and complied in all material respects with the requirements of the Securities Act or the Exchange Act, as the case may be, and none of the SEC Documents contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements made therein, in light of the circumstances in which they were made, not misleading, except to the extent corrected by a document subsequently filed with the SEC. The financial statements of Parent, including the notes thereto, included in the SEC Documents (the "PARENT FINANCIAL STATEMENTS") comply as to form in all material respects with applicable accounting requirements and with the published rules and regulations of the SEC with respect thereto, have been prepared in accordance with United States generally accepted accounting principles consistently applied (except as may be indicated in the notes thereto or, in the case of unaudited statements, as permitted by Form 10-Q of the SEC) and present fairly the consolidated financial position of Parent at the dates thereof and the consolidated results of its operations and cash flows for the periods then ended (subject, in the case of unaudited statements, to normal audit adjustments). There has been no change in Parent accounting policies except as described in the notes to the Parent Financial Statements.

        3.5 NO MATERIAL ADVERSE CHANGE. Since the date of the balance sheet included in the Parent's most recently filed report on Form 10-Q or Form 10-K, Parent has conducted its business in the ordinary course and there has not occurred: (a) any material adverse change in the financial condition, liabilities, assets or business of Parent; (b) any amendment or change in the Certificate of Incorporation or Bylaws of Parent, or (c) any damage to, destruction or loss of any assets of the Parent (whether or not covered by insurance) that materially and adversely affects the financial condition or business of Parent.

        3.6 ACQUISITION SUBSIDIARIES. As of the Closing, each of Parent Sub, Holding, and Holding ULC will not have engaged in or transacted any business or activity of any nature other than activities related to their corporate organization and as contemplated by this Agreement and the Related Agreements. Immediately prior to the Closing, Parent Sub, Holding, and Holding ULC will have no assets (other than shares of other Parent Companies) or liabilities or obligations of any kind whatsoever, and other than as contemplated in this Agreement and the Related Agreements, and will not be a party to any other contract, agreement or undertaking of any nature.

        3.7 ELIGIBILITY TO USE FORMS S-3 AND S-8. Parent is entitled to register the Parent Common Stock on Forms S-3 and S-8.

        3.8 LEGAL PROCEEDINGS. Except as set forth on Schedule 3.8, Parent warrants that: (a) there is no pending or, to the Parent's Knowledge, threatened claim, action, lawsuit, administrative proceeding, arbitration, labor dispute or governmental investigation to which Parent is a party or by which any of Parent's material assets may be bound, which, if adversely determined, could have a Material Adverse Effect, and (b) to Parent's Knowledge, no facts exist that give rise to a valid claim against Parent for breach of an obligation, or for violation of applicable law, rule or regulation, where such claim could have a Material Adverse Effect. Parent is not subject to any judgment, order, writ, injunction or decree of any court, arbitrator or other competent Governmental Authority. Parent has not been permanently or temporarily enjoined by any order, judgment or decree of any court or other competent Governmental Authority from engaging in or continuing any conduct or practice in connection with its business, nor requiring Parent to take any action of any kind with respect to its business.

        3.9 INTELLECTUAL PROPERTY. Except as set forth in Schedule 3.9, to Parent's Knowledge, Parent and its Subsidiaries, own or possess adequate licenses or other valid rights to use all patents, patent rights, trademarks, trademark rights, trade names, trade dress, trade name rights, copyrights, service marks, Trade Secrets, applications for trademarks and for service marks, know-how and other proprietary rights and information used or held for use in connection with the business of the Parent and its subsidiaries as currently conducted and as proposed to be conducted, and Parent and its Subsidiaries have no Knowledge of any assertion or claim challenging the validity of any of the foregoing. To the Parent's Knowledge, the conduct of Parent's and its Subsidiaries' businesses as currently conducted do not infringe upon any valid intellectual property rights of other Persons. To Parent's Knowledge, no other Persons are materially infringing upon any material proprietary rights owned by or licensed by or to Parent or any of its Subsidiaries.

        3.10 FULL DISCLOSURE. None of the representations or warranties made by Parent, nor any statement made in any schedule or certificate furnished by Parent pursuant to this Agreement and the Related Agreements, nor the SEC Documents, taken together, contains or will contain at the Closing, any untrue statement of a material fact, or omits or will omit at the Closing to state any material fact necessary in order to make the statements contained herein or therein, in the light of the circumstance under which they were made, not misleading.

        3.11 COMPLIANCE WITH LAWS. The Parent Companies have complied in all material respects with, are not in material violation of, and have not received any notices of violation with respect to U.S. or foreign, federal, state or local statute, laws or regulations.


                                   ARTICLE IV
                          CONDUCT PRIOR TO THE CLOSING

        Unless the context clearly indicates otherwise, all references to the Company in this Article shall also mean Exchangeco.

        4.1 CONDUCT OF BUSINESS OF THE COMPANY AND EXCHANGECO. Except as contemplated herein and in the Related Agreements, during the period from the date of this Agreement and continuing until the earlier of the termination of this Agreement and the Closing the Company agrees (except to the extent that Parent shall otherwise consent in writing), to carry on its business in the usual, regular and ordinary course in substantially the same manner as heretofore conducted, to pay its debts in substantially the same manner as heretofore conducted and Taxes when due, unless being contested in good faith, to pay or perform other obligations when due, unless being contested in good faith, and, to the extent consistent with such business, to use all reasonable efforts consistent with past practice and policies to preserve intact its present business organization, keep available the services of its present officers and key employees and preserve its relationships with customers, suppliers, distributors, licensors, licensees, and others having business dealings with it, all with the goal of preserving unimpaired its goodwill and ongoing businesses at and after the Closing. The Company agrees to promptly notify Parent of any event or occurrence or emergency not in the ordinary course of its business, and any material event involving or adversely affecting the Company or its business. Except as expressly contemplated by this Agreement, the Company agrees, not to take any of the following actions without the prior written consent of Parent, such consent not to be unreasonably withheld or delayed:

               (a) Enter into any commitment, activity or transaction not in the ordinary course of business;

               (b) Transfer to any Person or entity any rights to any Company Intellectual Property, other than pursuant to Standard License Agreements;

               (c) Enter into or amend any agreements pursuant to which any other party is granted manufacturing, marketing, distribution or similar rights of any type or scope with respect to any products of the Company, except in the ordinary course of business;

               (d) Amend or otherwise modify (or agree to do so), except in the ordinary course of business, or violate in any material respect, the terms of, any of the agreements set forth or described in the Company Schedules;

               (e) Commence any litigation except injunction proceedings or proceedings to enforce this Agreement or any of the Related Agreements;

               (f) Declare, set aside or pay any dividends on or make any other distributions (whether in cash, stock or property) in respect of any of the shares in its share capital, or split, combine or reclassify any of the shares in its share capital or issue or authorize the issuance of any other securities (including Company Options) in respect of, in lieu of or in substitution for shares in the share capital of the Company, or repurchase, redeem or otherwise acquire, directly or indirectly, any shares in the share capital of the Company (or options, warrants or other rights exercisable therefor);

               (g) Issue, grant, deliver or sell or authorize or propose the issuance, grant, delivery or sale of, or purchase or propose the purchase of, any shares of its share capital or securities convertible into, or subscriptions, rights, warrants or options (including Company Options) to acquire, or other agreements or commitments of any character obligating it to issue any such shares or other convertible securities;

               (h) Cause or permit to be made any amendments to its articles of incorporation or bylaws, as amended;

               (i) Acquire or agree to acquire by merging or consolidating with, or by purchasing any assets or equity securities of, or by any other manner, any business or any corporation, partnership, association or other business organization or division thereof or otherwise acquire or agree to acquire any assets which are material, individually or in the aggregate, to the business of the Company;

               (j) Sell, lease, license or otherwise dispose of any of its properties or assets, except in the ordinary course of business and consistent with past practice;

               (k) Incur any indebtedness for borrowed money or guarantee any such indebtedness or issue or sell any debt securities of the Company or guarantee any debt securities of others other than fluctuations under existing loan facilities, excluding amounts loaned to the Company by Parent;

               (l) Grant any severance, change of control award or termination pay to any director, officer employee or consultant, except pursuant to existing agreements set forth in Schedule 2.12(a) or as required by applicable laws;

               (m) Adopt or amend any employee benefit plan, program, policy or arrangement, or enter into any employment contract, extend any employment offer for any management position, pay or agree to pay any special bonus or special remuneration to any director, employee or consultant, or increase the salaries or wage rates of its employees, except in the ordinary course of business;

               (n) Revalue any of its assets, including without limitation writing down the value of inventory or writing off notes or accounts receivable, other than in the ordinary course of business and consistent with past practice;

               (o) Excluding payroll obligations performed in the ordinary course, pay, discharge or satisfy, in an amount in excess of Cdn$50,000, any claim, liability or obligation (absolute, accrued, asserted or unasserted, contingent or otherwise), other than the payment, discharge or satisfaction in the ordinary course of business of liabilities reflected or reserved against in the Net Assets or incurred in the ordinary course of business consistent with past practice;

               (p) Make or change any material election in respect of Taxes, adopt or change any accounting method in respect of Taxes, enter into a settlement or compromise, settle any claim or assessment in respect of Taxes, or consent to any extension or waiver of the limitation period applicable to any claim or assessment in respect of Taxes;

               (q) Enter into any strategic alliance, joint development or joint marketing arrangement or agreement, except in the ordinary course of business;

               (r) Fail to pay or otherwise satisfy its monetary obligations as they become due, except such as are being contested in good faith;

               (s) Waive or commit to waive any rights with a value in excess of Cdn$25,000, in any one case, or Cdn$50,000, in the aggregate;

               (t) Cancel, materially amend or renew any insurance policy other than in the ordinary course of business;

               (u) Alter, or enter into any commitment to alter, its interest in any corporation, association, joint venture, partnership or business entity in which the Company directly or indirectly holds any interest on the date hereof;

               (v) Except under the conditions set forth in Section 1.2, accelerate vesting of any Options; or

               (w) Take, or agree in writing or otherwise to take, any of the actions described in Sections 4.1(a) through (v) above, or any other action that would prevent the Company from performing or cause the Company not to perform its covenants hereunder.

        4.2 CONDUCT OF THE PARENT COMPANIES.

               (a) The Parent and its Subsidiaries shall promptly notify the Company and the Shareholders of any event or occurrence which may be reasonably likely to prevent or materially delay the Parent and its Subsidiaries from carrying out any of its obligations under this Agreement or that may be reasonably likely to cause a Material Adverse Effect upon Parent.

               (b) Prior to Closing the Parent and its Subsidiaries shall not engage in discussions or make efforts to resell the Company.

        4.3 SHAREHOLDER CONDUCT.

               (a) Transfer and Encumbrance. Each Shareholder agrees not to transfer, sell, exchange, pledge or otherwise dispose of or encumber the shares of Company owned by such Shareholder, or any New Shares (as defined below) acquired by such Shareholder, or to discuss, negotiate, or make any offer or agreement relating thereto, at any time prior to the Closing Date or termination of this Agreement (the "EXPIRATION DATE"); provided, however, that the Shareholders may transfer any or all its, his or her Shares (i) with the prior written consent of Parent or (ii) as contemplated in this Agreement.

               (b) New Shares. Each Shareholder agrees that any shares of the Company that the Shareholder purchases or with respect to which the Shareholder otherwise acquires beneficial ownership after the date of this Agreement and prior to the Expiration Date ("NEW SHARES") shall be subject to the terms and conditions of this Agreement to the same extent as if they constituted Shares.

        4.4 NO SOLICITATION. Until the earlier of the Closing or the date of termination of this Agreement pursuant to the provisions of Section 9.1 hereof, the Company and each Shareholder will not (nor will the Company or any Shareholder permit any of its officers, directors, shareholders, agents, representatives or affiliates to), directly or indirectly, take any of the following actions with any party other than the Parent Companies and their respective designees: (a) solicit, initiate, entertain or encourage any proposals or offers from, or conduct discussions with or engage in negotiations with, any Person relating to any possible acquisition of the Company (whether by way of amalgamation, purchase of shares, purchase of assets or otherwise), any material portion of its share capital or assets or any equity interest in the Company, (b) provide except as may be otherwise required by law or judgment, order or decree of any Governmental Authority information with respect to it to any Person, other than the Parent Companies, or any Governmental Authority, relating to, or otherwise cooperate with, facilitate or encourage any effort or attempt by any such Person with regard to, any possible acquisition of the Company (whether by way of amalgamation, purchase of shares, purchase of assets or otherwise), any material portion of its share capital or assets or any equity interest in the Company, (c) enter, except as contemplated hereby, into an agreement with any Person, other than the Parent Companies, providing for the acquisition of the Company (whether by way of amalgamation, purchase of shares, purchase of assets or otherwise), any material portion of its share capital or assets or any equity interest in the Company, or (d) make or authorize any statement, recommendation or solicitation in support of any possible acquisition of the Company (whether by way of amalgamation, purchase of shares, purchase of assets or otherwise), any material portion of its share capital or assets or any equity interest in the Company by any Person, other than by the Parent Companies. The Company and each Shareholder shall immediately cease and cause to be terminated any such contacts or negotiations with third parties relating to any such transaction or proposed transaction. In addition to the foregoing, if the Company or any Shareholder other than the Non Employee Shareholder receives prior to the Closing or the termination of this Agreement any offer or proposal relating to any of the above, the Company or such Shareholder shall immediately notify the Parent Companies thereof, including information as to the identity of the offeror or the party making any such offer or proposal and the specific terms of such offer or proposal, as the case may be, and such other information related thereto as the Parent Companies may reasonably request. Except as contemplated by this Agreement, disclosure by the Company or any Shareholder of the terms of this Agreement (other than the prohibition of this section or as otherwise required by law, judgement, order or decree of a Governmental Authority) shall be deemed to be a violation of this Section 4.4.

                                    ARTICLE V
                              ADDITIONAL AGREEMENTS

        5.1 SALE AND REGISTRATION OF SHARES; SHAREHOLDER MATTERS.

               (a) Sale of Shares. The parties hereto acknowledge and agree that the securities to be issued by the Parent Companies pursuant to this Agreement shall constitute "restricted securities" within the meaning of Rule 144 (such rule and any correlative rule such as Rule 144A as in effect from time to time being referred to herein as "RULE 144") promulgated under the Securities Act. Except as otherwise provided in the Registration Rights Agreement the certificates representing Parent Company shares issued in connection with this Agreement shall bear appropriate legends to identify such privately placed shares as being restricted under the Securities Act. It is acknowledged and understood that the Parent Companies are relying upon the representations made by each Shareholder under this Agreement.

               (b) Registration Rights. Parent shall grant each Shareholder and Logibro limited registration rights, as set forth in the Registration Rights Agreement.

        5.2 CONFIDENTIALITY. Each of the parties hereto hereby agrees to keep such information or Knowledge obtained pursuant to the negotiation, execution and delivery of this Agreement or the effectuation of the transactions contemplated hereby, confidential, and also agree not to use such Knowledge or information; provided, however, that the foregoing shall not apply to information or Knowledge which (a) a party can demonstrate was already lawfully in its possession on a non-confidential basis prior to the disclosure thereof by the other party, (b) is generally known to the public and did not become so known through any violation of law, (c) became known to the public through no fault of such party, (d) is later lawfully acquired by such party from other sources, (e) is required to be disclosed by order of court or government agency with subpoena powers or (f) which is disclosed in the course of any litigation between any of the parties hereto.

        5.3 EXPENSES. Whether or not the Acquisition is consummated, all fees and expenses incurred in connection with the Acquisition including, without limitation, all legal, accounting, financial advisory, consulting and all other fees and expenses of third parties ("THIRD PARTY EXPENSES") incurred by a party in connection with the negotiation and effectuation of the terms and conditions of this Agreement and the transactions contemplated hereby shall be the obligation of the respective party incurring such fees and expenses. Notwithstanding the foregoing, if the Acquisition is consummated, the Parent Companies shall assume professional fees in the amounts set forth on Schedule
5.3 incurred by the Company and the Non Employee Shareholder that are directly related to the transaction in amounts not to exceed $192,500 and regardless of whether the Acquisition is consummated the Parent Companies shall assume all fees and other costs directly related to the Continuance and Amalgamation.

        5.4 COMMERCIALLY REASONABLE EFFORTS. Subject to the terms and conditions provided in this Agreement, each of the parties hereto shall use its commercially reasonable efforts to ensure that its representations and warranties remain true and correct in all material respects, and to take promptly, or cause to be taken, all actions, and to do promptly, or cause to be done, all things necessary, proper or advisable under applicable laws and regulations to consummate and make effective the transactions contemplated hereby, to obtain all necessary waivers, consents and approvals, to effect all necessary registrations and filings, and to remove any injunctions or other impediments or delays, legal or otherwise, in order to consummate and make effective the transactions contemplated by this Agreement for the purpose of securing to the parties hereto the benefits contemplated by this Agreement.

        5.5 AGREEMENT TO VOTE SHARES. At every meeting of the shareholders of the Company or Exchangeco or of the shareholders or partners of entities holding shares of the Company or Exchangeco called with respect to any of the following, and at every adjournment thereof, and on every action or approval by written consent of the shareholders of the Company or Exchangeco, or of the shareholders or partners of entities holding shares of the Company or Exchangeco, with respect to any of the following, each Shareholder shall vote its, his or her Shares and any New Shares: (i) in favor of approval of the Acquisition and any matter that could reasonably be expected to facilitate the Acquisition, and (ii) against approval of any proposal made in opposition to or in competition with the consummation of the Acquisition, against any merger, consolidation, sale of assets, reorganization or recapitalization with any party other than Parent and its affiliates and against any liquidation or winding up of the Company or Exchangeco, except as contemplated in this Agreement.

        5.6 NOTIFICATION OF CERTAIN MATTERS. The Company shall give prompt notice to Parent, and Parent shall give prompt notice to the Company, of (a) the occurrence or non-occurrence of any event, the occurrence or non-occurrence of which is likely to cause any representation or warranty of any such party contained in this Agreement to be untrue or inaccurate at or prior to the Closing and (b) any failure of any such party, as the case may be, to comply with or satisfy any covenant, condition or agreement to be complied with or satisfied by it hereunder; provided, however, that the delivery of any notice pursuant to this Section 5.5 shall not limit or otherwise affect any remedies available to the party receiving such notice.

        5.7 TRANSITION. The Company will not take any action that is designed or intended to have the effect of discouraging any lessor, licensor, customer, supplier, or other business associate of the Company from maintaining the same business relationships with the Company after the Closing as it maintained with the Company prior to the Closing.

        5.8 ACCESS TO INFORMATION. The Company and Parent shall afford each other and their accountants, counsel and other representatives, reasonable access during normal business hours during the period prior to the Closing to
(a) all of its properties, books, contracts, commitments and records, and (b) all other information concerning the business, properties and personnel (subject to restrictions imposed by applicable law) of it as the other may reasonably request subject to reasonable limits on access to Company's source codes. No information or Knowledge obtained in any investigation pursuant to this Section
5.9 shall affect or be deemed to modify any representation or warranty contained herein or the conditions to the obligations of the parties to consummate the transactions contemplated hereby.

        5.9 TERMINATION OF SHAREHOLDERS' AGREEMENTS.

               (a) Each Shareholder and the Company agrees to terminate effective as of the Closing any shareholders' agreements (including, without limitation, the unanimous shareholders agreement dated June 29, 1999 among the Company and various shareholders at such time, and the agreements dated November 2, 1999, between the Company and each of Mario Dorion and Martin Leclerc) to which it is a party that relates to the Company, Holding U.F. Inc. and I.P. Capital Inc., and further agrees to waive any transfer restrictions, pre-emptive rights or any notice, consent or other approval requirements contained in such agreements with respect to the Acquisition and the transactions contemplated in this Agreement and any other of the Related Agreements.

               (b) SGF hereby confirms that it will release before Closing the moveable hypothec in its favor on shares of the Company held by Holding U.F. Inc. pursuant to the moveable hypothec dated June 29, 1999.

               (c) Each of SGF and the Company hereby agree to waive at Closing the various put and call options on the shares of the Company set forth in
Section 2.6 of the subscription agreement dated June 29, 1999 among SGF, the Company, Holding U.F. Inc., Uniforce Informatique Inc., Groupe Multiforce Informatique Inc., Jean-Luc Calonne and Cyrille Thilloy, or any other agreement entered into by SGF or the Company and referred to in said subscription agreement.

        5.10 FORM S-8. Parent shall file, if available for use by Parent, a registration statement on Form S-8 for the shares of Parent Common Stock issuable with respect to the assumed Options.

        5.11 LINE OF CREDIT. Simultaneously with the execution of this Agreement the Company and Parent shall enter into a secured lending arrangement using substantially the forms attached hereto as Exhibit K, whereby Parent shall loan the Company operating funds in an amount not to exceed $1.5 million.

        5.12 EXCHANGECO COMMITMENT TO QUEBEC OPERATIONS AND RELATED LOCK UP.

               (a) SGF Lock Up. So long as Parent satisfies the employment targets for Quebec as set forth in Section 5.12(b), SGF agrees not to make any offering, sale, short sale or other disposition (the "SGF LOCK UP") of the shares of Parent Common Stock that it receives in connection with the Acquisition (the "SGF SHARES") either directly or indirectly without the prior written consent of Parent until the time that such shares are freed from such restriction as follows: 50% of the SGF Shares shall become freely tradable upon the six month anniversary of the Closing date and 1/12th of the total SGF Shares shall become freely tradable each monthly anniversary date thereafter until all SGF Shares become freely tradable.

               (b) Quebec Employment Commitments. In consideration of SGF's agreement to the SGF Lock Up of the SGF Shares, Parent commits to SGF that it will increase, either through new hiring or transfers, the number of persons that it and its Subsidiaries employ in Quebec on a full time basis (the "QUEBEC EMPLOYEES"). The total number of Quebec Employees, including but not limited to persons employed in the current Montreal and Hull offices, except as provided in Section 5.12(c) below, shall equal or exceed the following numbers on the following dates:


               Quarter Ending             Number of Quebec Employees
               --------------             --------------------------
               June 30, 2000                          80
               September 30, 2000                     90
               December 31, 2000                      110
               March 31, 2001                         130
               June 30, 2001                          150

Parent will submit to SGF a report of the number of Quebec Employees within 30 days following the close of each fiscal quarter, starting with the quarter ending June 30, 2000. The SGF Lock Up shall terminate as to all SGF shares in the event that Parent does not meet the Quebec employment targets set forth above, provided however, that in no case shall the SGF Lock Up terminate earlier than the six month anniversary of the Closing Date.

               (c) Additional Acceleration Events. The SGF Lock Up shall terminate immediately upon the closing of or the occurrence of the following events:

                      (i) A transaction or series of transactions, including by merger or consolidation of Parent into or with any other entity or corporation or the merger or consolidation of any other corporation into or with Parent, in which any person, entity or group of persons and/or entities acquire(s) shares of Parent stock representing 35% or more of the outstanding voting power of Parent, including voting shares issued or issuable upon conversion of any convertible security outstanding on the date of such transaction including without limitation stock options;

                      (ii) A change in the composition of Parent's Board of Directors as a result of an appointment or election (or series of related appointments or elections intended to effect a change in the Board) such that a majority of the members following such election(s) or appointment(s) were not members of the Board prior to such election(s) or appointment(s);

                      (iii) A sale of all or substantially all of the assets of Parent;

                      (iv) A sale of all or substantially all of the assets or stock of the Company;

                      (v) The price of Parent Common Stock as reported on the Nasdaq National Market closing at a price in excess of $80.


                                   ARTICLE VI
                           CONDITIONS TO THE PURCHASE

        6.1 CONDITIONS TO OBLIGATIONS OF EACH PARTY TO EFFECT THE PURCHASE. The respective obligations of each party to this Agreement to effect the Acquisition shall be subject to the satisfaction at or prior to the Closing of the following conditions:

               (a) No Injunctions or Restraints; Illegality. No temporary restraining order, preliminary or permanent injunction or other order issued by any court of competent jurisdiction or other legal or regulatory restraint or prohibition preventing the consummation of the Acquisition shall be in effect.

               (b) Canadian Securities Compliance. The Quebec Securities Commission (and any other applicable provincial securities commission, if required) shall have issued orders approving the trades and distributions in securities contemplated herein (including trades and distributions in securities pursuant to the exercise of rights associated with the Exchangeable Shares) in form and substance reasonably satisfactory to Parent and to the Company.

               (c) Delivery at the Closing. The Parent Companies or the Shareholders shall have delivered the following items:

                      (i) The Company shall deliver to Parent Companies evidence reasonably satisfactory to it that the Agreement and the Acquisition shall have been adopted and approved by the Board of Directors of the Company by the requisite vote under applicable law and Company's Articles of Incorporation and by-laws.

                      (ii) The Company shall deliver to Parent evidence satisfactory to it that the Company has obtained the consents, approvals and waivers set forth in Schedule 2.4 (including, without limitation, any consents, waivers or approvals required under any contract or agreement to which the Company is a party or by which it is bound and which are necessary in connection with the Acquisition to maintain all rights of the Company thereunder subsequent to the Closing).

                      (iii) Each of the parties to the Related Agreements shall execute and deliver a copy of such Related Agreements to the other parties thereto.

        6.2 ADDITIONAL CONDITIONS TO OBLIGATIONS OF THE COMPANY AND THE SHAREHOLDERS. The obligations of the Company and the Shareholders to consummate the transactions contemplated by this Agreement shall be subject to the satisfaction at or prior to the Closing of each of the following conditions, any of which may be waived, in writing, exclusively by the Shareholders:

               (a) Representations and Warranties. The representations and warranties of Parent contained in this Agreement shall be true and correct in all material respects (except for those representations and warranties which are by their terms qualified by a standard of materiality, which representations and warranties shall be true in all respects) on and as of the Closing Date, except for changes contemplated by this Agreement and except for those representations and warranties which address matters only as of a particular date (which shall remain true and correct as of such date), with the same force and effect as if made on and as of the Closing Date; and the Shareholders shall have received a certificate to such effect signed on behalf of the Parent by a duly authorized officer of Parent.

               (b) Agreements and Covenants. Parent shall have performed or complied in all material respects with all agreements and covenants required by this Agreement to be performed or complied with by it on or prior to the Closing; and the Shareholders shall have received a certificate to such effect signed on behalf of Parent by a duly authorized officer of Parent.

               (c) Legal Opinion. The Shareholders shall have received a legal opinion from Wilson Sonsini Goodrich & Rosati, P.C., legal counsel to the Parent, and from local counsel to the Parent Companies, in substantially the form attached hereto as Exhibit L.

               (d) Option Assumptions and Grants. Parent shall have assumed the Options as set forth in Section 1.4(g) and (h).

        6.3 ADDITIONAL CONDITIONS TO THE OBLIGATIONS OF PARENT COMPANIES. The obligations of Parent to consummate the Acquisition and the transactions contemplated by this Agreement shall be subject to the satisfaction at or prior to the Closing of each of the following conditions, any of which may be waived, in writing, exclusively by Parent:

               (a) Representations and Warranties. The representations and warranties of the Company and the Shareholders contained in this Agreement shall be true and correct in all material respects (except for those representations and warranties which are by their terms qualified by a standard of materiality, which representations and warranties shall be true in all respects) on and as of the Closing Date, except for changes contemplated by this Agreement and except for those representations and warranties which address matters only as of a particular date (which shall remain true and correct as of such date), with the same force and effect as if made on and as of the Closing Date; and Parent shall have received certificates to such effect signed by a duly authorized officer on behalf of the Company and each Shareholder.

               (b) Agreements and Covenants. The Company and each Shareholder shall have performed or complied in all material respects with all agreements and covenants required by this Agreement to be performed or complied with by it or them on or prior to the Closing; and Parent shall have received certificates to such effect signed by a duly authorized officer on behalf of each Shareholder.

               (c) Logibro Termination. Logibro shall have performed or complied in all material respects with all agreements and covenants required by it in the Logibro Termination Agreement to be performed or complied with by it on or prior to the Closing.

               (d) Third Party Consents. Parent shall have been furnished with evidence satisfactory to it that the Company and the Shareholders have obtained any and all the consents, approvals and waivers except for those that would not have a Material Adverse Effect on the Company.

               (e) Legal Opinion. Parent shall have received a legal opinion from Lafleur Brown, legal counsel to the Company, in substantially the form attached hereto as Exhibit M.

               (f) Fees and Expenses. Parent shall have received a written acknowledgement and general release from each of (i) Lafleur Brown, (ii) Satterlee Stephens Burke & Burke LLP, (iii) Raymond Chabot Grant Thornton and
(iv) service providers to SGF Tech Inc. to the effect that following the Closing, except for the obligations set forth on Schedule 5.3 (which shall not exceed $192,000 in the aggregate and will be assumed by Exchangeco), (1) no amounts have not been paid by Company or are owing by Company in respect of accounts which have been rendered relating to, or work in progress in respect of, the transactions contemplated in this Agreement; (2) such Persons shall not provide services to Exchangeco after the Closing in respect of matters arising under this Agreement without the prior written approval of Exchangeco.

               (g) Resignation of Officers and Directors. All directors and those executive officers of the Company set forth in Schedule 6.3(i) shall have tendered their resignation effective as of the Closing.

               (h) Material Adverse Effect. Since the date of the computation of Net Assets, no event or condition of any character shall have occurred that has or could be reasonably expected to have a Material Adverse Effect on the Company.

               (i) Company Options. All Option Holders shall have consented to the assumption of their Company Options or the Company shall have taken other appropriate actions such that as of the Closing there will be no holders of securities of Exchangeco, other than Holding ULC, the holders of Exchangeco Exchangeable Shares and Employee Holdco as specifically contemplated in this Agreement.


                                   ARTICLE VII
                             INDEMNIFICATION; ESCROW

        7.1 SURVIVAL OF REPRESENTATIONS, WARRANTIES AND AGREEMENTS. All representations, warranties, covenants and agreements of the Company, the Management Shareholders, the Shareholders and the Parent Companies in this Agreement or in any instrument delivered pursuant to this Agreement shall survive the Closing Date and shall terminate eighteen (18) months after the Closing Date; provided, however, that (i) the representations and warranties contained in Section 2.8 shall terminate only on the 90th day after the last date the relevant Tax authority is entitled to assess or reassess the relevant Person with respect to such Tax matter, (ii) the representations, warranties, covenants and agreements in Section 2.27(c) and (g) shall not terminate.

        7.2 INDEMNIFICATION.

               (a) The Management Shareholders agree to indemnify and hold the Parent Companies, their officers, directors, and affiliates (including the Company and Exchangeco) harmless for, from and against any claims, losses, liabilities, damages, deficiencies, costs and expenses, including reasonable attorneys' fees and expenses, and expenses of investigation and defense incurred or accrued by the Parent Companies, their officers, directors, or affiliates (including the Company and Exchangeco) directly or indirectly as a result of any inaccuracy or breach of a representation or warranty of the Management Shareholders, the Company or Exchangeco contained in Article II herein (as modified by the Company Schedules, without giving effect to any update thereto), or any failure by the Shareholders or the Company to perform or comply with any covenant contained herein (hereinafter individually a "LOSS" and collectively "LOSSES"). After completion of the Closing, the Shareholders shall not be entitled to seek or obtain any contribution or compensation from the Company (or Exchangeco) with respect to breaches of representations and warranties given hereunder by, or breach of covenants hereunder of, the Company at or prior to Closing.

               (b) Each Shareholder individually agrees to indemnify and hold the Parent Companies, their officers, directors, and affiliates (including the Company and Exchangeco) harmless for, from and against any claims, losses, liabilities, damages, deficiencies, costs and expenses, including reasonable attorneys' fees and expenses, and expenses of investigation and defense incurred or accrued by the Parent Companies, their officers, directors, or affiliates (including the Company and Exchangeco) directly or indirectly as a result of any inaccuracy or breach of a representation or warranty of such Shareholder contained in Section 2.27 herein (hereinafter individually an "INDIVIDUAL LOSS" and collectively "INDIVIDUAL LOSSES").

               (c) Parent agrees to indemnify and hold the Shareholders, their officers, directors, and affiliates harmless for, from and against any claims, losses, liabilities, damages, deficiencies, costs and expenses, including reasonable attorneys' fees and expenses, and expenses of investigation and defense incurred or accrued by the Shareholders, their officers, directors, or affiliates directly or indirectly as a result of any inaccuracy or breach of a representation or warranty of the Parent Companies contained in Article III herein (as modified by the Parent Schedules, without giving effect to any update thereto), or any failure by Parent to perform or comply with any covenant contained herein (hereinafter individually a "SHAREHOLDER LOSS" and collectively "SHAREHOLDER LOSSES").

               (d) The amount of any Loss, Individual Loss or Shareholder Loss shall be reduced by the amount of any net tax savings and any insurance proceeds recovered by the indemnified party directly or indirectly from or in relation to the applicable Loss or Shareholder Loss, as the case may be.

        7.3 INDEMNIFICATION THRESHOLD AND LIMITATIONS.

               (a) There shall be no liability under Section 7.2 unless the aggregate amount of Losses, Individual Losses or Shareholder Losses exceed $250,000 (the "INDEMNIFICATION THRESHOLD") and then only to the extent of such excess. For purposes of determining whether the Indemnification Threshold has been reached, claims for Losses, Individual Losses or Shareholder Losses may be aggregated. The Indemnification Threshold shall not apply with respect to (i) Losses based on (1) claims based on fraud and (2) breaches of the representations and warranties contained in Sections 2.2 and 2.4, (ii) Individual Losses based on (1) claims based on fraud and (2) breaches of the representations and warranties contained in Sections 2.27(c) and (g) or
(iii) Shareholder Losses based on (1) claims based on fraud and (2) breaches of the representations and warranties contained in Sections 3.2 and 3.3.

               (b) The maximum liability of any Management Shareholder for Losses and Shareholders for Individual Losses shall not exceed an amount equal to the Total Consideration (as defined below) received by such Shareholder; provided however, that if a claim is based on fraud or on breaches of the representations and warranties contained in Sections 2.2 and 2.4 that are committed by a Management Shareholder, such Management Shareholder shall be liable for the total amount of such Losses. In addition, except in the case of a breach by a Management Shareholder of representations in Section 2.27, each Management Shareholder's indemnification obligation shall be limited to a percentage of the Losses equal to its, his or her pro rata portion ownership of Exchangeco immediately prior to the Closing. For purposes of this Agreement "TOTAL CONSIDERATION" shall be determined for each Shareholder on the date that a Loss is to be paid by a Shareholder (the "PAYMENT DATE") and shall equal the value of: (i) total cash received by the Shareholder from any sales preceding the Payment Date ("SALES") of Parent Common Stock received as a result of the Acquisition, plus (ii) the value of Parent Common Stock (or Exchangeable Shares) held by such Shareholder that were received in connection with the Acquisition determined by multiplying such number of shares by the Share Price (as defined below), less (iii) the amount of commissions, fees and taxes paid or payable by such Shareholder as a result of the Acquisition and any Sales. The term "SHARE PRICE" shall mean the closing price per share of the Parent Common Stock on the Nasdaq National Market on the trading day immediately prior to the date a Loss or Shareholder Loss becomes payable.

               (c) Except for claims based on fraud, the maximum aggregate liability of the Parent Companies for Shareholder Losses shall not exceed an amount equal to the result of the product of the number of shares of Parent Common Stock or Exchangeable Shares received by the Shareholders multiplied by the average closing price per share of the Parent Common Stock on the Nasdaq National Market over the thirty (30) trading days immediately prior to the Closing Date.

        7.4 ESCROW ARRANGEMENTS. Concurrent with the Closing, as partial security for the indemnity provided in Section 7.2, the Management Shareholders will be deemed to have received and deposited the Indemnification Shares (plus any additional shares as may be issued upon any stock split, stock dividend or recapitalization effected by Parent after the Closing) into escrow. The terms and conditions upon which the Indemnification Shares are to be held shall be set forth more fully in the Escrow Agreement.

        7.5 SHAREHOLDERS' REPRESENTATIVE.

               (a) Appointment of Representative. Each Management Shareholder and Employee Shareholder by signing this Agreement, designates Jean-Luc Calonne to be the Shareholders' Representative for purposes of this Agreement and the Related Agreements. In the event Jean-Luc Calonne is unable or unwilling to serve, the Shareholders' Representative shall be selected by the holders of a majority of the shares of the Company or Exchangeco outstanding immediately prior to the Closing. Each Management Shareholder and Employee Shareholder agrees to be bound by any and all actions taken by the Shareholders' Representative on his, her or its behalf under or otherwise relating to this Agreement and the transactions contemplated thereby. The Parent Companies shall be entitled to rely upon any communication or writings given or executed by the Shareholders' Representative. All communications or writings to be sent to the Management Shareholders and Employee Shareholders pursuant to this Agreement may be addressed to the Shareholders' Representative and any communication or writing so sent shall be deemed notice to all of the Management Shareholders and Employee Shareholders hereunder. The Management Shareholders and Employee Shareholders hereby consent and agree that the Shareholders' Representative is authorized to accept deliveries, including any notice, on behalf of the Shareholders pursuant hereto. The Shareholders' Representative shall not receive compensation for his or her services.

               (b) Attorney-in-Fact.

                      (i) The Shareholders' Representative is hereby appointed and constituted the true and lawful attorney-in-fact of each Shareholder, except the Non Employee Shareholder, with full power in his, her or its name and on his, her or its behalf to act according to the terms of this Agreement and the Escrow Agreement in the absolute discretion of the Shareholders' Representative; and in general to do all things and to perform all acts including, without limitation:

                             (1) executing and delivering all agreements,
certificates, receipts, instructions, notices and other instruments contemplated by or deemed advisable in connection with Article VII of the this Agreement (including execution of the Escrow Agreement);

                             (2) executing and delivering any other agreements
contemplated to be delivered pursuant to this Agreement, including the Registration Rights Agreement.

                      (ii) This power of attorney and all authority hereby conferred is granted and shall be irrevocable and shall not be terminated by any act of any Shareholder, except the Non Employee Shareholder, by operation of law, whether by such Shareholder's death, disability protective supervision or any other event. Without limitation to the foregoing, this power of attorney is to ensure the performance of a special obligation and, accordingly, each Shareholder, except the Non Employee Shareholder, hereby renounces its, his or her right to renounce this power of attorney unilaterally any time before the Expiration Date.

                      (iii) Each Management Shareholder and Employee Shareholder hereby waives any and all defenses which may be available to contest, negate or disaffirm the action of the Shareholders' Representative taken in good faith under this Agreement or any of the Related Agreements.

                      (iv) Notwithstanding the power of attorney granted in this
Section 7.5, no agreement, instrument, acknowledgement or other act or document shall be ineffective by reason only of the Management Shareholders and Employee Shareholders having signed or given such directly instead of the Shareholders' Representative.

               (c) Indemnification of Shareholders' Representative. The Shareholders' Representative shall not be liable for any act done or omitted hereunder as Shareholders' Representative while acting in good faith and in the exercise of reasonable judgment. The Management Shareholders on whose behalf the Indemnification Shares were contributed shall severally indemnify the Shareholders' Representative and hold the Shareholders' Representative harmless against any loss, liability or expense incurred without negligence or bad faith on the part of the Shareholders' Representative and arising out of or in connection with the acceptance or administration of the Shareholders' Representative's duties hereunder, including the reasonable fees and expenses of any legal counsel retained by the Shareholders' Representative.


                                  ARTICLE VIII

          GUARANTEE OF PERFORMANCE BY HOLDING COMPANIES AND OTHER ASSET
                              PROTECTION VEHICLES

        Each of the Indirect Owners will beneficially own Exchangeable Shares or Parent Common Stock as a result of the Acquisition indirectly through one or more holding companies or other asset protection vehicles. As an inducement to the Parent Companies willingness to enter into this Agreement, such individuals hereby agree as follows:

        8.1 AFFIRMATION OF REPRESENTATIONS AND WARRANTIES. Each Indirect Owner hereby affirms in all respects the representations and warranties made by the Shareholder that directly holds the Company shares.

        8.2 FURTHER ASSURANCES. Each Indirect Owner hereby agrees to execute and deliver such other instruments and do and perform such other acts and things as may be necessary or desirable for effecting completely the consummation of the Acquisition and the transactions contemplated by this Agreement and the Related Agreements, including any actions that may be necessary to ensure that the Shareholder that directly holds the Company shares on behalf of such Indirect Owner fully performs its obligations under the Agreement and Related Agreements.

        8.3 LIMITATION OF LIABILITY. Each Indirect Owner shall be individually responsible for amounts owed by the Shareholder that received Exchangeable Shares pursuant to this Agreement only to the extent of the amount of the Total Consideration received by such Indirect Owner through dividends, distributions or otherwise from such Shareholder.

                                   ARTICLE IX

                        TERMINATION, AMENDMENT AND WAIVER

        9.1 TERMINATION. Except as provided in Section 9.2 below, this Agreement may be terminated and the Acquisition abandoned at any time prior to the Closing.

               (a) by mutual written consent of the Company and the Parent;

               (b) by Parent or Shareholders representing a majority of the interests in the Company (including the Non Employee Shareholder) if: (i) the Acquisition has not occurred before 5:00 p.m. (California time) on June 30, 2000 (provided that the right to terminate this Agreement under this clause 9.1(b)(i) shall not be available to any party whose willful failure to fulfill any obligation hereunder has been the cause of, or resulted in, the failure of the Amalgamation to occur on or before such date); (ii) there shall be a final nonappealable order of a federal, provincial or state court in effect preventing consummation of the Amalgamation; or (iii) there shall be any statute, rule, regulation or order enacted, promulgated or issued or deemed applicable to the Acquisition by any Governmental Authority that would make consummation of the Amalgamation illegal;

               (c) by Parent if there shall be any action taken, or any statute, rule, regulation or order enacted, promulgated or issued or deemed applicable to the Amalgamation, by any Governmental Authority after the date hereof, which would: (i) prohibit Parent's, the Company's or Exchangeco's ownership or operation of all or any portion of the business of the Company or (ii) compel Parent, the Company or Exchangeco to dispose of or hold separate all or a portion of the business or assets of the Company, Exchangeco or Parent as a result of the Acquisition;

               (d) by Parent if it is not in material breach of its obligations under this Agreement and there has been a material breach of any representation, warranty, covenant or agreement contained in this Agreement on the part of the Company or the Shareholders and (i) such breach has not been cured within ten (10) business days (of the breaching party) after written notice to the Company or the Shareholders, as the case may be, (provided that, no cure period shall be required for a breach which by its nature cannot be cured), and (ii) as a result of such breach the conditions set forth in Section 6.3(a) or 6.3(b), as the case may be, would not then be satisfied;

               (e) by the Company or the Shareholders representing a majority of the interests in the Company (including the Non Employee Shareholder) if they are not in material breach of its or their obligations under this Agreement and there has been a material breach of any representation, warranty, covenant or agreement contained in this Agreement on the part of Parent and (i) such breach has not been cured within thirty (30) business days (of the breaching party) after written notice to Parent (provided that, no cure period shall be required for a breach which by its nature cannot be cured), and (ii) as a result of such breach the conditions set forth in Section 6.2(a) or 6.2(b), as the case may be, would not then be satisfied.

               (f) by the Company or the Shareholders representing a majority of the interests in the Company (including the Non Employee Shareholder) if a hostile take-over bid is made to purchase Common Shares of the Parent and initiated during the period starting on the execution date hereof and ending on June 30, 2000. For the purpose of this Section, "hostile take-over bid" shall mean an unsolicited offer made to purchase at least 35% of the Common Shares of the Parent for a cash consideration, for a part cash part non-cash or for a non-cash consideration, which offer shall be prepared in accordance with applicable securities laws and which is not recommended for approval by the Board of Directors to its shareholders.

        Where action is taken to terminate this Agreement pursuant to this
Section 9.1, it shall be sufficient for such action to be authorized by the Board of Directors (as applicable) of the party taking such action.

        9.2 EFFECT OF TERMINATION. In the event of termination of this Agreement as provided in Section 9.1, this Agreement shall forthwith become void and there shall be no liability or obligation on the part of Parent, the Company or the Shareholders, or their respective officers, directors or stockholders, provided that each party shall remain liable for any breaches of this Agreement prior to its termination; and provided further that, the provisions of Sections 5.2, 5.3, 9.2, 9.3, 9.4 and Article IX of this Agreement shall remain in full force and effect and survive any termination of this Agreement.

        9.3 AMENDMENT. Except as is otherwise required by applicable law, this Agreement may be amended by the parties hereto at any time by execution of an instrument in writing signed on behalf of each of the parties hereto.

        9.4 EXTENSION; WAIVER. At any time prior to the Closing, the Parent Companies, on the one hand, and the Company and Shareholders, on the other, may, to the extent legally allowed, (i) extend the time for the performance of any of the obligations of the other party hereto, (ii) waive any inaccuracies in the representations and warranties made to such party contained herein or in any document delivered pursuant hereto, and (iii) waive compliance with any of the agreements or conditions for the benefit of such party contained herein. Any agreement on the part of a party hereto to any such extension or waiver shall be valid only if set forth in an instrument in writing signed on behalf of such party.


                                    ARTICLE X
                               GENERAL PROVISIONS

        10.1 NOTICES. All notices and other communications hereunder shall be in writing and shall be deemed given if delivered personally or by commercial delivery service, or mailed by registered or certified mail (return receipt requested) or sent via facsimile (with acknowledgment of complete transmission) to the parties at the following addresses (or at such other address for a party as shall be specified by like notice):

               (a) if to Parent Companies:

                      Netergy Networks
                      2445 Mission College Blvd.
                      Santa Clara, CA 95054
                      Attn:  Chief Executive Officer
                      Telephone No.: (408) 727-1885
                      Facsimile No.:  (408) 980-0432
                      with a copy to:

                      Wilson Sonsini Goodrich & Rosati
                      650 Page Mill Road
                      Palo Alto, California 94304-1050
                      Attention:  John T. Sheridan, Esq.
                      Telephone No.:  (650) 493-9300
                      Facsimile No.:   (650) 493-6811

               (b) if to the Company, to:

                      UFORCE Inc.
                      1001, de Maisonneuve Blvd West 5th floor
                      Montreal, Quebec, Canada H3A 3C8
                      Attention: Jean-Luc Calonne
                      Telephone: 514-282-8484
                      Facsimile: 514-282-9898

                      with a copy to:

                      Lafleur Brown
                      1 Place Ville-Marie, 37th Floor
                      Montreal, Quebec, Canada H3B 384
                      Attention:  Paul Bedard
                      Telephone No.: 514-878-9641
                      Facsimile No.:  514-878-1450

               (c) if to the Shareholders' Representative:

                      Jean-Luc Calonne
                      1001, de Maisonneuve Blvd. West, 5th floor
                      Montreal, Quebec, H3A 3C8
                      Telephone No.:  (514) 282-8484
                      Facsimile No.:  (514) 282-9898

                      With a required copy to:

                      Lafleur Brown
                      1 Place Ville Marie, 37th Floor
                      Montreal, Quebec, H3A 3C8
                      Attention:  Paul Bedard
                      Telephone No.:  (514) 878-9641
                      Facsimile No.:  (514) 878-1450

               (d)    Societe Generale de Financement du Quebec
                      600 de la Gauchetiere Ouest, Suite 1700
                      Montreal, Quebec, Canada H3B 4L8
                      Attention: Richard Tarte Esq.
                      Telephone No: 514 876-9290
                      Facsimile No: 514 395-8055

                      With a required copy to:

                      Fasken Martineau DuMoulin
                      Tour de la Bourse
                      800 Place Victoria, Suite 3400
                      Montreal, Quebec, Canada H4Z 1E9
                      Attention: Michel Boislard Esq.
                      Telephone No: 514 397-7400
                      Facsimile No: 514 397-7600

        10.2 INTERPRETATION. The words "include," "includes" and "including" when used herein shall be deemed in each case to be followed by the words "without limitation." The table of contents and headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement, provided however, that the Recitals shall be deemed part of this Agreement.

        10.3 COUNTERPARTS. This Agreement may be executed in one or more counterparts, all of which shall be considered one and the same agreement and shall become effective when one or more counterparts have been signed by each of the parties and delivered to the other party, it being understood that all parties need not sign the same counterpart.

        10.4 ENTIRE AGREEMENT; ASSIGNMENT. This Agreement, the Schedules and Exhibits hereto, and the documents and instruments and other agreements among the parties hereto referenced herein: (a) constitute the entire agreement among the parties with respect to the subject matter hereof and supersede all prior agreements and understandings, both written and oral, among the parties with respect to the subject matter hereof; (b) are not intended to confer upon any other Person any rights or remedies hereunder; and (c) shall not be assigned by operation of law or otherwise except as otherwise specifically provided, except that Parent may assign its rights and delegate its obligations hereunder to an affiliate provided it remains jointly and severally liable with any such affiliate for its obligations hereunder.

        10.5 SEVERABILITY. In the event that any provision of this Agreement or the application thereof, becomes or is declared by a court of competent jurisdiction to be illegal, void or unenforceable, the remainder of this Agreement will continue in full force and effect and the application of such provision to other Persons or circumstances will be interpreted so as reasonably to effect the intent of the parties hereto. The parties further agree to replace such void or unenforceable provision of this Agreement with a valid and enforceable provision that will achieve, to the extent possible, the economic, business and other purposes of such void or unenforceable provision.

        10.6 OTHER REMEDIES. Except as otherwise provided herein, any and all remedies herein expressly conferred upon a party will be deemed cumulative with and not exclusive of any other remedy conferred hereby, or by law or equity upon such party, and the exercise by a party of any one remedy will not preclude the exercise of any other remedy.

        10.7 GOVERNING LAW. This Agreement shall be governed by and construed in accordance with the laws of the State of Delaware, regardless of the laws that might otherwise govern under applicable principles of conflicts of laws thereof. Each of the parties hereto agrees that process may be served upon them in any manner authorized by the laws of the State of Delaware for such Persons and waives and covenants not to assert or plead any objection which they might otherwise have to such jurisdiction and such process.

        10.8 ARBITRATION.

               (a) In the event a dispute, claim or controversy ("DISPUTE") arises under this Agreement, the parties hereto agreed to resolve such Dispute in accordance with the arbitration provisions hereinafter set forth. The party alleging any claim hereunder (the "CLAIMANT") shall issue a notice (the "DISPUTE NOTICE") to each of the other parties hereto in accordance with the notice provisions hereof. The Dispute Notice will set forth in reasonable detail the basis of the Claimant's claim ("CLAIM") and shall be deemed notice of the Claimant's election to assert its right to arbitration as herein provided. If after a period of ten (10) days after receipt of the Dispute Notice (the "MEDIATION PERIOD") the parties are unable to resolve their differences, the parties agree to arbitrate their differences in the City of Santa Clara, California in accordance with the rules of the American Arbitration Association ("AAA") then obtaining (except to the extent modified hereby) before a panel of three arbitrators (the "ARBITRATORS"). The indemnifying party shall select one arbitrator and the Claimant, or if there are more than one Claimant asserting the same Claim, a majority of the Claimants, shall select one arbitrator. Each of the parties shall each make their selection of an arbitrator within fifteen
(15) days after the expiration of the Mediation Period (the "ARBITRATOR SELECTION PERIOD"). The two arbitrators shall select a third arbitrator within fifteen (15) days after the expiration of the Arbitrator Selection Period and upon his selection, the third arbitrator shall act as the Chair of all proceedings under the arbitration. In the event the two arbitrators fail to select the third arbitrator within such fifteen (15) day period, either party may apply to a California Court of general jurisdiction sitting in Santa Clara County to have such Court appoint such third arbitrator.

               (b) With respect to all pre-hearing matters, the arbitration shall be governed by the California Code of Civil Procedure (the "CCP") and the parties shall be deemed to have all of the rights and responsibilities as are provided for therein. In connection therewith, to the extent permitted by law, the Arbitrators shall be vested with such authority and discretion as if they were presiding as a California State Court Judge and as if this were a civil action pending before him. This shall include, inter alia, the authority to entertain and decide dispositive motions under the

CCP; provided, however, nothing in the foregoing shall entitle the Arbitrators to amend the express terms of the Agreement.

               (c) The losing party shall pay the fees of the Arbitrators. Each party shall bear its own costs and attorneys' fees in connection with the arbitration.

               (d) As soon as Arbitrators have been appointed, the parties shall have the right to commence and conduct discovery pursuant to all means available under the CCP. The parties agree that each side will be limited to three (3) depositions. In addition, each party may depose the other parties' designated expert(s). The Arbitrators shall have the power to limit discovery which they deem not to be in compliance with the CCP.

               (e) All discovery shall be completed within thirty (30) days of the appointment of the Arbitrators. The matter shall be set for hearing on a date as soon as practical but no later than thirty (30) days after the completion of discovery. The hearing shall be completed as quickly as possible and in no event later than sixty (60) days after the first day of the hearing. The Arbitrators' award (the "ARBITRAL AWARD") shall be rendered in writing within thirty (30) days of the completion of the hearing on the merits. Any delays in the foregoing schedule shall not prejudice the rights of the parties.

               (f) The Arbitral Award shall be final and conclusive on the parties.

               (g) In the event that one or more of the Arbitrators named above refuse to act, or become incapable, incompetent or unfit to act before the hearing on the merits has been completed or before an award has been entered, a successor arbitrator shall be appointed by agreement of the parties or by application by either party to a California Court of general jurisdiction sitting in Santa Clara County.

               (h) The Arbitrators shall be governed by the Agreement and by and apply the substantive law of the State of Delaware in making their award. Any dispute arising between the parties during the course of the arbitration concerning the interpretation and enforcement of these arbitration provisions shall be resolved by the Arbitrators in accordance with the provisions hereof.

        10.9 RULES OF CONSTRUCTION. The parties hereto agree that they have been represented by counsel during the negotiation and execution of this Agreement and, therefore, waive the application of any law, regulation, holding or rule of construction providing that ambiguities in an agreement or other document will be construed against the party drafting such agreement or document.

        10.10 SPECIFIC PERFORMANCE. The parties hereto agree that irreparable damage would occur in the event that any of the provisions of this Agreement were not performed in accordance with their specific terms or were otherwise breached. It is accordingly agreed that the parties shall be entitled to an injunction or injunctions to prevent breaches of this Agreement and to enforce specifically the terms and provisions hereof in any court of the United States, Canada or any state or province having jurisdiction, this being in addition to any other remedy to which they are entitled at law or in equity.

        10.11 ENGLISH LANGUAGE ONLY. The parties hereto confirm that is their wish that this Agreement, as well as all other documents related hereto, including legal notices, have been and shall be drawn up in the English language only. Les parties confirment leur desir que cet accord ainsi que tous les documents, y compris tous les avis qui s'y rattachent, soient rediges en langue anglaise.

        10.12 CERTAIN DEFINED TERMS. As used in this Agreement, in addition to the terms defined elsewhere in the Agreement (including in the Recitals), the following terms will have the following meanings (such meanings to be equally applicable to both the singular and plural forms of the terms defined):

               "AAA" has the meaning set forth in Section 10.8(a).

               "ACQUISITION" has the meaning set forth in the Recitals.

               "AGREEMENT" has the meaning set forth on page 1.

               "AMALGAMATION" has the meaning set forth in the Recitals.

               "AMALGAMATION AGREEMENT" has the meaning set forth in Section 1.2(a).

               "APPROVAL ORDER" has the meaning set forth in Section 1.4(c).

               "ARBITRAL AWARD" has the meaning set forth in Section 10.8(e).

               "ARBITRATORS" has the meaning set forth in Section 10.8(a).

               "ARBITRATOR SELECTION PERIOD" has the meaning set forth in
Section 10.8(a).

               "BENEFIT ARRANGEMENTS" has the meaning set forth in Section 2.20(a).

               "BUSINESS DAY" shall mean a day that Parent's principal bank is open for business and shall be deemed to end at 5:00 p.m. Pacific Standard Time.

               "CALCO" means Investissements Calonne Inc., an entity wholly owned by Jean-Luc Calonne.

               "CALSUB" means 9090-1208 Quebec inc. a wholly owned subsidiary of Calco.

               "CANADIAN BENEFIT ARRANGEMENTS" has the meaning set forth in
Section 2.20(f).

               "CANADIAN GAAP" means generally accepted accounting principles in Canada, including those set out in the Handbook of the Canadian Institute of Chartered Accountant, applied on a consistent basis.

               "CCP" has the meaning set forth in Section 10.8(b).

               "CERTIFICATE OF CONTINUANCE" has the meaning set forth in Section 1.2(c)(ii).

               "CLAIM" has the meaning set forth in Section 10.8(a).

               "CLAIMANT" has the meaning set forth in Section 10.8(a).

               "CLOSING" has the meaning set forth in the Recitals.

               "CLOSING DATE" has the meaning set forth in the Recitals.

               "CLOSING PRICE" has the meaning set forth in the Recitals.

               "COMMON SHARES" has the meaning set forth in Section 2.2(a).

               "COMPANIES ACT" has the meaning set forth in the Recitals.

               "COMPANY" means UForce Inc., a corporation existing under the federal laws of Canada.

               "COMPANY AUTHORIZATIONS" has the meaning set forth in Section
2.22.

               "COMPANY INTELLECTUAL PROPERTY" has the meaning set forth in
Section 2.11(a).

               "COMPANY OPTIONS" has the meaning set forth in the Recitals.

               "COMPANY REGISTERED INTELLECTUAL PROPERTY" has the meaning set forth in Section 2.11(b).

               "COMPANY SCHEDULES" has the meaning set forth in introductory paragraph of Article II.

               "CONFLICT" has the meaning set forth in Section 2.4.

               "CONTINUANCE" has the meaning set forth in the Recitals.

               "CONTRACT" has the meaning set forth in Section 2.12.

               "COURT" has the meaning set forth in Section 1.4(c).

               "CPP" has the meaning set forth in Section 2.8(a).

               "CSST" has the meaning set forth in Section 2.20(g).

               "CTCO A" means 9090-1133 Quebec Inc., and entity jointly owned by Thilco and Calco.

               "CTCO B" means 9090-1166 Quebec Inc., and entity jointly owned by Thilco and Calco.

               "DISALLOWED OPTIONS" has the meaning set forth in the Recitals.

               "DISPUTE" has the meaning set forth in Section 10.8(a).

               "DISPUTE NOTICE" has the meaning set forth in Section 10.8(a).

               "EMPLOYEE" has the meaning set forth in Section 2.20(b).

               "EMPLOYEE HOLDCO" has the meaning set forth in the Recitals.

               "EMPLOYEE HOLDCO EXCHANGEABLE SHARES" has the meaning set forth in the Recitals.

               "EMPLOYEE SHAREHOLDERS" means Danny Deschenes, Alexandre Garneau, Farid Lahdiri, Majed Haj Mohamad and Marcel St-Amant.

               "EMPLOYMENT AGREEMENTS" has the meaning set forth in the Recitals.

               "END-USER LICENSE" has the meaning set forth in Section 2.11(g).

               "ENVIRONMENTAL LAWS" has the meaning set forth in Section
2.18(g).

               "ENVIRONMENTAL PERMITS" has the meaning set forth in Section 2.18(c).

               "ESCROW AGREEMENT" has the meaning set forth in the Recitals.

               "EXCHANGEABLE SHARE PROVISIONS" has the meaning set forth in the Recitals.

               "EXCHANGEABLE SHARES" has the meaning set forth in the Recitals.

               "EXCHANGE ACT" means the Securities Exchange Act of 1934, as amended from time to time, and the rules and regulations of the SEC promulgated from time to time thereunder.

               "EXCHANGECO" has the meaning set forth in the Recitals.

               "EXCHANGECO COMMON SHARES" has the meaning set forth in the Recitals.

               "EXCHANGECO PREFERRED SHARES" has the meaning set forth in the Recitals.

               "EXCHANGECO EXCHANGEABLE SHARES" has the meaning set forth in the Recitals.

               "EXCHANGE RATIO" has the meaning set forth in Section 1.4(b).

               "EXPIRATION DATE" has the meaning set forth in Section 4.3(a).

               "FINANCIAL STATEMENTS" has the meaning set forth in Section 2.5

               "GOVERNMENTAL AUTHORITY" means any nation or government, any state or other political subdivision thereof and any entity exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to government.

               "HAZARDOUS MATERIALS" has the meaning set forth in Section
2.18(f).

               "HAZARDOUS MATERIALS ACTIVITIES" has the meaning set forth in
Section 2.18(b).

               "HOLDING" has the meaning set forth in the Recitals.

               "HOLDING ULC" has the meaning set forth in the Recitals.

               "INDEMNIFICATION SHARES" has the meaning set forth in Section
1.6.

               "INDEMNIFICATION THRESHOLD" has the meaning set forth in Section 7.3(a).

               "INDIRECT OWNERS" has the meaning set forth in the first paragraph of the Agreement.

               "INTELLECTUAL PROPERTY" has the meaning set forth in Section 2.11(a).

               "KNOWLEDGE" an individual will be deemed to have "Knowledge" of a particular fact or other matter if: (i) such individual is actually aware of such fact or other matter; or (ii) a prudent individual could be expected to discover or otherwise become aware of such fact or other matter in the course of conducting a reasonably investigation concerning the existence of such fact or other matter. A Person (other than an individual) will be deemed to have "Knowledge" of a particular fact or other matter if any individual who is serving, or who has at any time served, as a director, officer, partner, executor, or trustee of such Person (or in any similar capacity) has, or at any time had, Knowledge of such fact or other matter."

               "LIEN" means any mortgage, hypothec, pledge, prior claim, assignment, encumbrance, lien (statutory or other), security interest or other security agreement of any kind or nature whatsoever (including, without limitation, any conditional sale or other title retention agreement or any financing lease having substantially the same economic effect as any of the foregoing) or any restriction on transfer.

               "LOGIBRO" has the meaning set forth in the recitals.

               "LOGIBRO TERMINATION AGREEMENT" has the meaning set forth in the recitals.

               "LOSS" and "LOSSES" has the meaning set forth in Section 7.2(a).

               "MAJOR CUSTOMERS" has the meaning set forth in Section 2.25 and are identified on Schedule 2.25.

               "MANAGEMENT SHAREHOLDERS" means CalSub, Cyrille Thilloy, Michael Cook, John Hennessy, Jean-Marc Parenteau, Jean-Charles Phaneuf, Alain Provencher, Mario Dorion and Martin Leclerc.

               "MANAGERS" has the meaning set forth in the Recitals.

               "MATERIAL ADVERSE EFFECT" (a) as used with respect to Company and Exchangeco means a material adverse effect on the following: (i) the business, financial condition, results of operations, assets (including intangible assets), liabilities or prospects of the Company or Exchangeco or their subsidiaries taken as a whole, or (ii) the ability of Company to consummate the transactions contemplated by this Agreement or the Related Agreements or perform its obligations hereunder or thereunder, or (iii) the ability of the Parent Companies to exercise their rights under this Agreement or the Related Agreements or as a shareholder of Company and (b) as used with respect to Parent Companies means a material adverse effect on the following: (i) the business, financial condition, results of operations, assets (including intangible assets), liabilities or prospects of the Parent or its subsidiaries taken as a whole, (ii) the ability of Parent to consummate the transactions contemplated by this Agreement or the Related Agreements or perform their obligations hereunder or thereunder or (iii) the ability of the Shareholders to exercise their rights under this Agreement or the Related Agreements.

               "MEDIATION PERIOD" has the meaning set forth in Section 10.8(a).

               "NET ASSETS" has the meaning set forth in Section 2.5.

               "NEW SHARES" has the meaning set forth in Section 4.3(b).

               "NONCOMPETITION AGREEMENTS" has the meaning set forth in the Recitals.

               "NON-EMPLOYEE SHAREHOLDER" means SGF Tech Inc.

               "OPTION HOLDERS" has the meaning set forth in the Recitals.

               "PARENT" means 8x8, Inc. a Delaware corporation doing business as Netergy Networks, Inc.

               "PARENT COMMON STOCK" has the meaning set forth in the Recitals.

               "PARENT COMPANIES" has the meaning set forth in the Recitals.

               "PARENT FINANCIAL STATEMENTS" has the meaning set forth in
Section 3.4.

               "PARENT MULTIPLE VOTING SHARE" has the meaning set forth in the Recitals.

               "PARENT SCHEDULES" has the meaning set forth in introductory paragraph of Article III.

               "PARENT SUB" has the meaning set forth in the Recitals.

               "PATENTS" has the meaning set forth in Section 2.11(a).

               "PAYMENT DATE" has the meaning set forth in Section 7.3(b).

               "PERSON" means an individual, partnership, corporation, business trust, joint stock company, trust, unincorporated association, joint venture, limited liability company, Governmental Authority or other entity of whatever nature.

               "PROPRIETARY INFORMATION" has the meaning set forth in Section 2.11(a).

               "QPP" has the meaning set forth in Section 2.8(a).

               "QUEBEC EMPLOYEES" has the meaning set forth in Section 5.12(b).

               "RECAPITALIZATION" has the meaning set forth in the Recitals.

               "REGISTERED INTELLECTUAL PROPERTY" has the meaning set forth in
Section 2.11(a).

               "REGISTRAR" has the meaning set forth in Section 1.2(c)(ii).

               "REGISTRATION RIGHTS AGREEMENT" has the meaning set forth in the Recitals.

               "RELATED AGREEMENTS" means collectively each agreement entered into by the Parent Companies, the Company and the Shareholders in connection with this Agreement, including without limitation the Amalgamation Agreement, Employment Agreements, Stock Restriction Agreements, Noncompetition Agreements, Escrow Agreement, Registration Rights Agreement, and Voting, Exchange and Support Agreement.

               "REPLACEMENT OPTIONS" has the meaning set forth in the Recitals.

               "RETURNS" has the meaning set forth in Section 2.8(b)(i).

               "RULE 144" has the meaning set forth in Section 5.1(a).

               "SALES" has the meaning set forth in Section 7.3(b).

               "SEC" means the United States Securities and Exchange Commission.

               "SEC DOCUMENTS" means each statement or report filed by Parent under the Exchange Act, each registration statement (including amendments thereto), and any other document filed by Company or any of its Subsidiaries with the SEC pursuant to the Securities Act or the Exchange Act, including all schedules and Company-prepared exhibits thereto.

               "SECURITIES ACT" means the Securities Act of 1933, as amended from time to time, and the rules and regulations of the SEC promulgated from time to time thereunder.

               "SECURITY HOLDERS" has the meaning set forth in the Recitals.

               "SGF" shall mean SGF Tech Inc. or 9091-1215 Quebec Inc., a wholly owned subsidiary of SGF Tech Inc.

               "SGF LOCK UP" has the meaning set forth in Section 5.12(a).

               "SGF SHARES" has the meaning set forth in Section 5.12(a).

               "SHARE PRICE" has the meaning set forth in Section 7.3(b).

               "SHAREHOLDERS" means collectively the Employee Shareholders, the Management Shareholders and the Non-Employee Shareholders.

               "SHAREHOLDER LOSS" and "SHAREHOLDER LOSSES" have the meanings set forth in Section 7.2(b).

               "STANDARD LICENSE AGREEMENTS" has the meaning set forth in
Section 2.11(e).

               "STOCK RESTRICTION AGREEMENTS" has the meaning set forth in the Recitals.

               "SUBSIDIARY" means, as to any Person, a corporation of which shares of stock having ordinary voting power (other than stock having such power only by reason of the happening of a contingency) to elect a majority of the board of directors or other managers of such corporation are at the time owned, or the management of which is otherwise controlled, directly or indirectly through one or more intermediaries, or both, by such Person.

               "TAX" or "TAXES" has the meaning set forth in Section 2.8(a).

               "THILCO" means 9090-1109 Quebec Inc., and entity wholly owned by Cyrille Thilloy.

               "THIRD PARTY EXPENSES" has the meaning set forth in Section 5.3.

               "TOTAL CONSIDERATION" has the meaning set forth in Section
7.3(b).

               "TOTAL EMPLOYEE SHARES" has the meaning set forth in Section 1.2(c)(v).

               "TOTAL MANAGEMENT SHARES" has the meaning set forth in Section 1.4(e).

               "TOTAL NON-EMPLOYEE SHARES" has the meaning set forth in Section 1.4(b).

               "TOTAL OPTION SHARES" has the meaning set forth in Section
1.4(g).

               "TRADE SECRETS" has the meaning set forth in Section 2.11(a).

               "UFORCE STOCK OPTION PLAN" has the meaning set forth in the Recitals.

               "UFORCE ULC SUB" has the meaning set forth in the Recitals.

               "UNOBTAINED CONSENTS" has the meaning set forth in Section 2.4.

               "VOTING, EXCHANGE AND SUPPORT AGREEMENT" has the meaning set forth in the Recitals.

               "YEAR 2000 COMPLIANT" has the meaning set forth in Section
2.11(p).



                  [Remainder of Page Intentionally Left Blank]

        IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be signed by their duly authorized respective officers, all as of the date first written above.

                                    8x8, INC.


                                    By: /s/ Paul Voois
                                       -----------------------------------------
                                    Name:  Paul Voois
                                    Title: Chief Executive Officer

                                    UFORCE INC.


                                    By: /s/ Jean-Luc Calonne
                                       -----------------------------------------
                                    Name:  Jean-Luc Calonne
                                    Title: Chief Executive Officer

                                    9091-1215 Quebec Inc.


                                    By: /s/ Richard Tarte and Richard Fredette
                                       -----------------------------------------
                                    Name: Richard Tarte and Richard Fredette
                                         ---------------------------------------
                                    Title:
                                          --------------------

                                    9090-1208 Quebec Inc.


                                    By: /s/ Jean-Luc Calonne
                                       -----------------------------------------
                                    Name:  Jean-Luc Calonne
                                    Title:
                                          --------------------

                                    9090-1109 Quebec Inc.


                                    By: /s/ Cyrille Thilloy
                                       -----------------------------------------
                                    Name: Cyrille Thilloy
                                         ---------------------
                                    Title:
                                          --------------------





               [Signature Page 1 of 3 to Share Exchange Agreement]

                                    9090-1133 Quebec Inc.


                                    By: /s/ Jean-Luc Calonne
                                       -----------------------------------------
                                    Name: Jean-Luc Calonne
                                         ---------------------
                                    Title:
                                          --------------------

                                    9090-1166 Quebec Inc.


                                    By: /s/ Jean-Luc Calonne
                                       -----------------------------------------
                                    Name: Jean-Luc Calonne
                                         ---------------------
                                    Title:
                                          --------------------

                                    /s/ Michael Cook
                                    --------------------------------------------
                                    Michael Cook


                                    /s/ John Hennessy
                                    --------------------------------------------
                                    John Hennessy


                                    /s/ Jean-Marr Parenteau
                                    --------------------------------------------
                                    Jean-Marc Parenteau


                                    /s/ Jean-Charles Phaneuf
                                    --------------------------------------------
                                    Jean-Charles Phaneuf


                                    /s/ Alain Provencher
                                    --------------------------------------------
                                    Alain Provencher


                                    /s/ Mario Dorion
                                    --------------------------------------------
                                    Mario Dorion


                                    /s/ Martin Leclerc
                                    --------------------------------------------
                                    Martin Leclerc


               [Signature Page 2 of 3 to Share Exchange Agreement]

                                    /s/ Danny Deschenes
                                    --------------------------------------------
                                    Danny Deschenes

                                    /s/ Alexandre Garneau
                                    --------------------------------------------
                                    Alexandre Garneau

                                    /s/ Farid Lahdiri
                                    --------------------------------------------
                                    Farid Lahdiri

                                    /s/ Majed Haj Mohamad
                                    --------------------------------------------
                                    Majed Haj Mohamad

                                    /s/ Marcel St-Amant
                                    --------------------------------------------
                                    Marcel St-Amant

                                    /s/ Jean-Luc Calonne
                                    --------------------------------------------
                                    Jean-Luc Calonne

                                    Investissements Calonne Inc.


                                    By: /s/ Jean-Luc Calonne
                                       -----------------------------------------
                                    Name:  Jean-Luc Calonne
                                    Title:
                                          ------------------
                                    /s/ Cyrille Thilloy
                                    --------------------------------------------
                                    Cyrille Thilloy




               [Signature Page 3 of 3 to Share Exchange Agreement]